Exhibit 10.3

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

NORTHSTAR SPECTRUM, LLC

by and between

NORTHSTAR MANAGER, LLC

and

AMERICAN AWS-3 WIRELESS II L.L.C.

Dated as of October 13, 2014

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THIS LIMITED LIABILITY COMPANY AGREEMENT.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

i

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ii

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iii

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of NORTHSTAR SPECTRUM, LLC, a Delaware limited liability company (the “Company”), dated as of October 13, 2014, by and between AMERICAN AWS-3 WIRELESS II L.L.C., a Colorado limited liability company (“American II”), and NORTHSTAR MANAGER, LLC, a Delaware limited liability company (“NSM”).

WHEREAS, the FCC has announced that it will auction licenses to use spectrum in the 1695-1710 MHz and 1755-1780/2155-2180 MHz bands in an auction designated by the FCC as Auction Number 97 (the “Auction”) and that is currently scheduled by the FCC to begin on November 13, 2014, as the same may be rescheduled or modified by the FCC;

WHEREAS, Congress has directed the FCC to promote economic opportunity and competition by disseminating licenses among a wide variety of applicants, including small businesses and businesses owned by members of minority groups, and to ensure that small businesses and businesses owned by members of minority groups are given the opportunity to participate in the provision of spectrum-based services;

WHEREAS, NSM includes Alaska Native Corporations formed under the Alaska Native Claims Settlement Act of 1971 who desire to participate in the provision of spectrum-based services to secure economic opportunity for their shareholders, to develop telecommunications industry expertise for and on behalf of its shareholders and to provide innovative new wireless service offerings;

WHEREAS, in pursuit of these goals, NSM desires to participate in the Auction together with American II; and

WHEREAS, as of September 12, 2014, American II and NSM entered into a Limited Liability Company Agreement of Northstar Spectrum, LLC relating to the matters set forth herein (“Original Agreement”), and, pursuant to Section 14.2 of the Original Agreement, American II and NSM wish to amend and restate the Original Agreement to read as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is hereby agreed as follows:

ARTICLE 1
DEFINITIONS AND ORGANIZATION

Section 1.1.                                 Definitions

Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1.

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“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)                                     such Capital Account shall be deemed to be increased by any amounts which such Member is obligated to restore to the Company (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to the second to last sentence of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to allocations attributable to nonrecourse debt); and

(ii)                                  such Capital Account shall be deemed to be decreased by the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

“Adverse FCC Action” is defined in Section 14.14(a).

“Adverse FCC Action Reformation” is defined in Section 14.14(a).

“Affiliate” means, with respect to a Person, any other Person that either directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person at any time during the period for which the determination of affiliation is being made; provided, that the Members shall be deemed not to be Affiliates of the Company for purposes of this Agreement; provided, further, however, that for purposes of this Agreement, EchoStar Corporation and EchoStar Corporation’s direct and indirect subsidiaries will not be considered or deemed to be Affiliates of American II.  For the avoidance of doubt, for purposes of this Agreement, American II is not an Affiliate of the Company.

“Agents” is defined in Section 10.2(a).

“Agreement” means this Limited Liability Company Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“American II” is defined in the preamble.

“American II Members” means American II and its transferees.

“Applicable Law” shall mean with respect to any Person, any federal, state, local or foreign law, statute, ordinance, rule, regulation, Judgment, order, injunction or decree or any

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interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date of execution of this Agreement or thereafter, and in each case as amended, applicable to such Person or its Affiliates or their respective assets, including the FCC Rules.

“Appraiser” is defined in Section 7.7.

“Auction” is defined in the preamble.

“Auction Benefits” means the eligibility of the License Company and its Subsidiaries to hold any of the licenses for which the License Company is the Winning Bidder in the Auction the ability of the License Company and each of its Subsidiaries to realize the twenty five percent (25%) Bidding Credits that it derives from its status as a Qualified Person without the payment of unjust enrichment penalties with respect to such Bidding Credits.

“Auction Purchase Price” is defined in Section 2.2(c)(i).

“Bankruptcy” means, with respect to any Person:

(i)                                     the filing by such Person of a voluntary petition seeking liquidation, dissolution, reorganization, rearrangement, readjustment or similar relief, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law, or such Person’s filing an answer consenting to, or acquiescing in any such petition, or the adjudication of such Person as a bankrupt or insolvent;

(ii)                                  the making by such Person of any assignment for the benefit of its creditors or any similar action for the benefit of creditors, or the admission by such Person in writing of its inability to pay its debts as they mature;

(iii)                               the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, dissolution, reorganization, rearrangement or readjustment of its debts or similar relief under any bankruptcy or insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty-day period;

(iv)                              the giving of notice by such Person to any Governmental Authority of insolvency or pending insolvency or suspension or pending suspension of operations;

(v)                                 the appointment (or such Person’s seeking or acquiescing to such appointment) of any trustee, receiver, conservator or liquidator of such Person of all or any substantial part of its properties; or

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(vi)                              the entry of an order for relief against such Person under Title 11 of the United States Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law.

The foregoing is intended to supersede and replace the events listed in Section 18-304(a) of the Act.

“Bidding Credit” means, with respect to any license for which the License Company was the Winning Bidder, an amount equal to the excess of the gross winning bid placed in the Auction by the License Company for such license over the net winning bid placed in the Auction by the License Company for such license.

“Bidding Protocol” means the Bidding Protocol and Joint Bidding Arrangement, dated as of September 12, 2014 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms), by and among Doyon, Limited, NSM, American II, the Company, the License Company and, for purposes of Sections 4 and 5 thereof only, American AWS-3 Wireless I L.L.C.

“Book Value” means, with respect to any asset of the Company, the asset’s adjusted basis as of the relevant date for federal income tax purposes, except as follows:

(i)                                     the initial Book Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset, as determined by the contributing Member and the Company with the concurrence of the Members other than the contributing Member;

(ii)                                  the Book Values of all Company assets (including intangible assets, such as goodwill) shall be adjusted to equal their respective Fair Market Values (as adjusted by Section 7701(g) of the Code) as of the following times:

(A)                         the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis capital contribution or for services;

(B)                         the distribution by the Company to a Member of more than a de minimis amount of money or other Company property as consideration for an interest in the Company;

(C)                         the termination of the Company for federal income tax purposes pursuant to Section 708(b) of the Code; and

(D)                         immediately prior to incorporation of the Company (however effected, in connection with an initial public offering);

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(iii)                               the Book Value of any Company asset distributed to any Member shall be the Fair Market Value of such asset (as adjusted by Section 7701(g) of the Code) on the date of distribution;

(iv)                              if the Book Value of an asset has been determined or adjusted pursuant to clause (i) or clause (ii) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses, and other items allocated pursuant to ARTICLE 4; and

(v)                                 the Book Value of Company assets shall be increased or decreased, as appropriate, to reflect any adjustments to the adjusted tax bases of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (v) of the definition of “Profits” and “Losses” set forth below; provided, however, that Book Values shall not be adjusted pursuant to this clause (v) to the extent that an adjustment pursuant to clause (ii) or (iii) hereof is required in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (v).

The foregoing definition of Book Value is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

“Business” means the business (conducted through the License Company and its Subsidiaries) of (i) acquiring licenses in the Auction (and such other FCC licenses as the Members shall mutually agree); (ii) the deployment of such licenses in a manner consistent with Applicable Law, including FCC Rules, whether by (A) owning, constructing and operating systems to provide wireless broadband services, (B) entering into one or more joint venture, lease, wholesale or other agreements or (C) any other means, in each case (A)-(C) using technology fully compatible and interoperable with the technology or technologies employed by American II and its Affiliates from time to time (without limiting the vendors from whom the equipment comprising such systems may be acquired) solely within the Company Territory, (iii) marketing and offering the services and features described in clause (ii) within the Company Territory, including advertising such services and features using broadcast and other media, so long as such advertising extends beyond the Company Territory only when and to the extent necessary to reach customers and potential customers in the Company Territory and (iv) any other activities upon which the Members may mutually agree.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required to close under the laws of the State of New York.

“Business Plan” means the Five-Year Business Plan and each annual business plan adopted in accordance with Section 6.5.

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“Business Purpose” is defined in Section 1.7.

“Buyer” is defined in Section 10.4(a).

“Capital Account” is defined in Section 2.1(a).

“Cash Equity Investor” means each member of NSM other than Doyon, Limited, and each such member’s successors and Permitted Transferees.

“Change of Control of NSM” means (i) any circumstance, event or transaction following which any Person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than the members of NSM as of October 10, 2014, and such members’ Affiliates, is the “beneficial owner” (as such term is used in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act) of at least 50.1% of the Voting Securities of NSM or otherwise has the power to control NSM; (ii) the sale or other disposition of all or substantially all of NSM’s membership interests, business or assets (including through a merger or otherwise); (iii) a change of the sole managing member of NSM; or (iv) any amendment or modification of the limited liability company agreement of NSM which would have the effect of vesting control or management of NSM in any entity other than the sole managing member of NSM.

“Claim” is defined in Section 12.3(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” is defined in the preamble.

“Company Minimum Gain” means the aggregate of the amounts of gain, if any, determined for each nonrecourse liability of the Company, that would be realized by the Company for federal income tax purposes if it disposed of the Company property subject to such liability in a taxable transaction in full satisfaction thereof and for no other consideration.  To the extent the foregoing is inconsistent with Treasury Regulations Section 1.704-2(d) or incomplete with respect to such regulation, Company Minimum Gain shall be computed in accordance with such regulation.

“Company Territory” means the territory covered by the licenses for which the License Company was the Winning Bidder or thereafter acquired by the License Company (or its Subsidiaries) in accordance with the provisions of this Agreement.

“control,” “controlled” and “controlling” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.

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“Depreciation” means, for each fiscal year or part thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such adjusted tax basis; provided that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such Book Value using any reasonable method selected by the Manager.

“Economic Element” is defined in Section 14.14(a).

“Equity Interests” means capital stock, partnership interests, limited liability company interests or other ownership or beneficial interests of any Person.

“Excess Cash” means all cash and cash equivalents held by the Company at the time of determination in excess of such amount required for the Company and its Subsidiaries to retain to satisfy the then current liabilities of the Company and its Subsidiaries and to provide a reasonable reserve for the future liabilities and then current and future operating expenses and capital expenditures of the Company and its Subsidiaries.

“Excess Purchase Price” is defined in Section 2.2(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell and a willing buyer would buy such asset in a transaction negotiated at arm’s length, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion, with the parties being unaffiliated third parties acting without time constraints.

“FCC” means the Federal Communications Commission or any successor agency or entity performing substantially the same functions.

“FCC Rules” means the Communications Act of 1934, as amended by, inter alia, the Telecommunications Act of 1996, codified at 47 U.S.C. § 151 et seq., as it may be amended in the future, including the rules and regulations established by the FCC and codified in Title 47 of the Code of Federal Regulations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time hereafter, and effective orders, rulings, and public notices of the FCC.

“Five-Year Business Plan” is defined in Section 6.5(a), as the same may be updated from time to time in accordance with the terms hereof.

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“GAAP” means generally accepted accounting principles as used in the United States by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, as in effect from time to time.

“Governmental Authority” means any government or political subdivision thereof, whether domestic or foreign, including any national, state, regional, provincial, county, city, municipal, local or other governmental department, ministry, commission, board, bureau, agency, regulatory body or authority, instrumentality, judicial or administrative body, having jurisdiction over the matter or matters in question, including the FCC.

“Indemnified Person” is defined in Section 12.1(b).

“Initial Application Date” means September 12, 2014.

“Initial Grant Date” means, with respect to any license for which the License Company is the Winning Bidder, the date on which such license is granted by the FCC as set forth on the face of such license.

“Inspectors” is defined in Section 9.6(h).

“Intercreditor and Subordination Agreement” means the Intercreditor and Subordination Agreement dated as of the date of the Original Agreement and entered into by American II and NSM (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms).

“Interest” means the interest of a Member (or a Permitted Transferee of a Member pursuant to ARTICLE 7 which has not been admitted as a Member of the Company) in the aggregate distributions by the Company, and the aggregate allocations by the Company of Profits, Losses, income, gain, loss, deduction or credit or any similar item, and all other rights and interests of a Member of the Company.

“Interest Purchase Agreement” is defined in Section 3.3.

“IPO Price” is defined in Section 9.3.

“Judgment” shall mean any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court, or arbiter, and any order of or by any other Governmental Authority.

“license” means a license issued by the FCC authorizing the licensee to construct and operate radio transmitting facilities.  Unless otherwise indicated, references to licenses in this Agreement shall refer to licenses to use spectrum in the 1695-1710 MHz and/or 1755-1780/2155-2180 MHz bands.

“License Closing” is defined in Section 10.4(b).

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“License Company” means Northstar Wireless, LLC, a Delaware limited liability company and wholly-owned Subsidiary of the Company.

“License Company System(s)” means the fixed or mobile wireless system(s) licensed to, constructed and operated by, or to be constructed and operated by, the License Company and/or any License Company Subsidiaries for the purpose of providing service authorized under a license or licenses in each of the Markets.

“License Offer” is defined in Section 10.4(a).

“License Offer Notice” is defined in Section 10.4(a).

“License Payment Date” is defined in Section 2.2(c).

“Lien” means, with respect to any asset, any lien (including, without limitation judgment liens and liens arising by operation of Applicable Law), mortgage, pledge, assignment, security interest, charge, right of first refusal or rights of others therein, or encumbrance of any nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) in respect of such asset.

“Liquidator” is defined in Section 13.3(b).

“Management Agreement” means the Management Services Agreement, dated as of the date of the Original Agreement, by and between the License Company and the Management Company, as the same may be amended, modified, supplemented or amended and restated from time to time in accordance therewith.

“Management Company” means the Management Company under the Management Agreement, which initially is American II.

“Management Fee” is defined in Section 6.6.

“Manager” means NSM for so long as it serves as the “manager” of the Company (within the meaning of the Act) in accordance with the provisions of this Agreement and, thereafter, any manager of the Company duly appointed in accordance with the terms hereof.

“Markets” shall mean the geographic area(s) in which License Company or any of its Subsidiaries is authorized by the FCC to provide fixed or mobile wireless services.

“Member” means, initially, American II and NSM as long as they have not ceased to be Members, and any Person who, at the time of the reference thereto, has been admitted to the Company as a Member in accordance with the terms of this Agreement and has not ceased to be a Member, in such Person’s capacity as a member (within the meaning of the Act) of the Company.

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“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4), and generally means any nonrecourse debt of the Company for which any Member bears the economic risk of loss (such as a nonrecourse loan to the Company by a Member or certain Affiliates of a Member).

“Member Nonrecourse Deduction” has the meaning ascribed to the term “partner nonrecourse deduction” in Treasury Regulations Section 1.704-2(i)(2).  The amount of the Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company fiscal year equals the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that fiscal year, reduced (but not below zero) by the aggregate amount of any distributions during that fiscal year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt.

“Newco” is defined in Section 9.1.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(c).  The amount of Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of Company Minimum Gain during that fiscal year, reduced (but not below zero) by any Nonrecourse Distributions during such year.

“Nonrecourse Distributions” means the aggregate amount, as determined in accordance with Treasury Regulations Section 1.704-2(c), of any distributions during the fiscal year of proceeds of a nonrecourse liability, as defined in Treasury Regulations Section 1.704-2(b)(3), that are allocable to an increase in Company Minimum Gain.

“Non-American II Members” is defined in Section 14.14(a).

“NSM” is defined in the preamble.

“NSM Capital” is defined in Section 8.1.

“NSM Members” means NSM and its Permitted Transferees.

“NSM Pledge Agreement” is defined in Section 3.3.

“NSM Return” is defined in Section 8.1.

“NSM Security Agreement” is defined in Section 3.3.

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“Offered Interests” is defined in Section 7.3(a).

“Offering” is defined in Section 9.1.

“Offeror” is defined in Section 7.3(a).

“Participating Members” is defined in Section 9.5.

“Percentage Interest” means, with respect to a Member, the percentage determined by dividing (i) the aggregate Unreturned Contributions made by such Member, by (ii) the aggregate Unreturned Contributions made by all Members; provided that at such time as the Unreturned Contributions of all Members are equal to zero, “Percentage Interest” shall be determined by the Percentage Interests of the Members immediately prior to the distribution that reduced the Members’ Percentage Interests to zero.

“Permitted Transferee” means, with respect to a Member, an Affiliate, a direct or indirect wholly-owned Subsidiary of such Member, and a direct or indirect wholly-owned Subsidiary of a Person of which such Member is a direct or indirect wholly-owned Subsidiary.

“Person” means any individual, corporation, partnership, firm, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, estate, incorporated or unincorporated organization, Governmental Authority or other entity.

“Profits” and “Losses” means, for each fiscal year or part thereof, the Company’s taxable income or loss for such year determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

(i)                                     any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

(ii)                                  any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;

(iii)                               in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation for such fiscal year shall be taken into account;

(iv)                              if the Book Value of any Company asset is adjusted pursuant to clause (ii) or clause (iii) of the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

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(v)                                 gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Book Value of the asset disposed of, notwithstanding that the adjusted basis of such asset differs from the Book Value of such asset;

(vi)                              to the extent an adjustment to the adjusted tax basis of any Company asset under Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the adjusted tax basis of the asset) or an item of loss (if the adjustment decreases the adjusted tax basis of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits and Losses; and

(vii)                           such taxable income or loss shall not be deemed to include items of income, gain, loss, or deduction allocated pursuant to Section 2.1(c)(iii) (to comply with Treasury Regulations under Section 704(b) of the Code), Section 4.3, Section 4.4 or Section 4.5.

“Put Price” is defined in Section 8.1.

“Put Right” is defined in Section 8.1.

“Qualified Person” means a Person that qualifies as a “very small business” under the terms of FCC Rules applicable to the Auction in effect on the Initial Application Date, including but not limited to Sections 1.2110(b)(1) and 27.1106(a)(2) of the FCC Rules in effect on the Initial Application Date.

“Records” is defined in Section 9.6(h).

“Reference Date” means the fifth anniversary of the last Initial Grant Date.

“Related Agreements” means the Bidding Protocol, the Management Agreement and the Trademark License Agreement.

“Required Tax Amount” is defined in Section 3.1(b).

“RoFR Closing” is defined in Section 7.3(b).

“SEC” means the Securities and Exchange Commission or any successor commission or agency having similar powers.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” is defined in Section 7.3(a).

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Senior Credit Facility” means the secured credit facility created by that certain First Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Company, the License Company and American II, including all schedules, attachments and exhibits thereto and the note, the pledge agreements, the security agreement and the other agreements ancillary thereto, as any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms.

“Significant Breach” means (i) fraud, embezzlement or any other conduct by the Manager related to the Company or any of its Subsidiaries constituting a criminal or other material violation of Applicable Law; (ii) gross negligence, any knowingly dishonest act, or knowing bad faith or willful misconduct (in each case, which has a material negative impact on the Company and its Subsidiaries taken together as a whole), (A) by the Manager in the performance of its obligations under this Agreement, or (B) by the Company or any of its Subsidiaries in the performance of their respective obligations under any material agreement to which the Company or any such Subsidiary is a party or by which it is bound; (iii) voluntary or involuntary insolvency or Bankruptcy of the Manager; (iv) any action or omission by the Manager or the Company or any of its Subsidiaries (including any violation of or failure to comply with FCC Rules) that is reasonably likely to materially impair the ability of the License Company or any of its Subsidiaries to realize the Auction Benefits or result in the revocation or non-renewal of any FCC license or (v) any material breach by the Manager of its obligations under this Agreement, unless such breach is cured within thirty (30) days following notice thereof by American II or other Members holding at least fifteen percent (15%) of the Percentage Interests, which notice shall specify in reasonable detail such alleged breach; provided that if such breach cannot be cured within thirty (30) days, then ninety (90) days as long as the Manager is diligently acting in good faith to cure such deviation or failure as soon as reasonably practicable; provided, further, that in the case of (ii)(B), (iv) and (v), such (x) gross negligence, knowingly dishonest act, or knowing bad faith or willful misconduct, (y) action or omission or (z) material breach was not caused (directly or indirectly, and whether as the Management Company, the lender under the Senior Credit Facility or otherwise) or expressly approved or authorized in writing by American II.

“Significant Matter” means any of the following:

(i)                                     any offering, issuance, purchase, repurchase or reclassification of Interests or other Equity Interests or securities (including warrants, options or other rights convertible into or exchangeable for Equity Interests or securities in the Company or any of its Subsidiaries) by the Company or any of its Subsidiaries, except for issuances of Interests to one or more Members so long as the other Members have the right to participate in such issuances pro rata in accordance with their respective Percentage Interests;

(ii)                                  any agreement or arrangement, written or oral, to which the Company or any of its Subsidiaries is a party, involving a payment or liability that, individually or in the aggregate for all such agreements and arrangements (during any twelve-month

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

period), is greater than ten percent (10%) of the annual budget then in effect (other than any such agreements or arrangements approved in any duly adopted annual budget then in effect);

(iii)                               the incurrence, directly or indirectly (for example, by way of guarantee), by the Company or any of its Subsidiaries of indebtedness in excess of ten percent (10%) of the annual budget then in effect in the aggregate outstanding amount at any time for all such indebtedness (other than any such indebtedness approved in any duly adopted budget then in effect and other than the obligations of the License Company and its Subsidiaries under the Interest Purchase Agreement and the NSM Security Agreement and the related Subsidiary guarantees and security agreement supplements);

(iv)                              the merger, combination or consolidation of the Company or any of its Subsidiaries with or into any Person other than the Company or a wholly-owned Subsidiary of the Company, regardless of whether the Company or any such Subsidiary is the survivor in any such merger, combination or consolidation; or the sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole;

(v)                                 the initiation of any Bankruptcy proceeding, liquidation, dissolution or winding up of the Company or any of its Subsidiaries (other than the liquidation of a wholly-owned Subsidiary of the Company into the Company or another wholly-owned Subsidiary of the Company);

(vi)                              the acquisition by the Company or any of its Subsidiaries of any significant portion of assets from another Person; and the formation of any partnership or joint venture involving the Company or any of its Subsidiaries;

(vii)                           changes in the Business Purpose, including any decision by the Company to conduct its business or own any material assets directly or through any Person other than the License Company and its Subsidiaries;

(viii)                        any agreements or arrangements, written or oral, with an Affiliate of the Company or any of its Subsidiaries (whether or not on arm’s-length terms and conditions);

(ix)                              any action that is materially inconsistent with the Five-Year Business Plan;

(x)                                 (A) termination of the Company’s or any of its Subsidiaries’ independent accountants or tax advisors unless such accountants or advisors are promptly replaced by a Big Four accounting firm or other accounting firm of nationally recognized standing (provided in each case such firm is an independent registered public accounting firm and will not create independence issues for American II under applicable federal and state securities laws), (B) appointment of the Company’s or any of its Subsidiaries’ independent accountants or tax advisors unless such accountants or advisors are a Big

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Four accounting firm or other accounting firm of nationally recognized standing (provided in each case such firm is an independent registered public accounting firm and will not create independence issues for American II under applicable federal and state securities laws), (C) material changes in tax or accounting methods or elections or (D) taking any tax position or making any tax election on behalf of the Company or any of its Subsidiaries;

(xi)                              the authorization or adoption of any amendment to the certificate of formation, limited liability company agreement or any other constituent document (including the exhibits and attachments thereto) of the Company or any of its Subsidiaries;

(xii)                           any agreement or arrangement, written or oral, to pay any director, officer, employee or agent of the Company or any of its Subsidiaries $200,000 or more in any twelve-month period;

(xiii)                        any agreement or commitment by the Company or any of its Subsidiaries not to (A) compete with any other Person, which agreement or commitment continues following the payment of the Put Price, (B) solicit any other Person’s business or customers or (C) solicit or hire any other Person’s employees;

(xiv)                       the acquisition by the Company or any of its Subsidiaries of any new spectrum licenses (other than those acquired in the Auction);

(xv)                          any expenditure in excess of the lesser of: (i) $2,000,000; or (ii) one percent (1%) of the net purchase price of the licenses for which the License Company is the Winning Bidder;

(xvi)                       any deviation of more than ten percent (10%) from any line item in any duly adopted annual budget then in effect;

(xvii)                    the sale of any asset outside the ordinary course of operation of the License Company Systems (other than pursuant to the Interest Purchase Agreement, NSM Pledge Agreement and NSM Security Agreement);

(xviii)                 the sale to (A) any Person of any license prior to the fifth anniversary of the Initial Grant Date of such license if the Person acquiring the license is not a Qualified Person; or (B) any Person of any license at any time except for the licenses set forth on Schedule I to this Agreement to the extent the net winning bids associated with those licenses, either individually or together with licenses previously sold, do not exceed five percent (5%) of the Auction Purchase Price (other than, in any such case of (A) or (B), pursuant to the Interest Purchase Agreement, NSM Pledge Agreement and NSM Security Agreement); and

(xix)                       entering into any agreement or commitment to do any of the foregoing.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Significant Violation” means (i) fraud, embezzlement or any other conduct by the Manager related to the Company or any of its Subsidiaries constituting a criminal or other material violation of Applicable Law, (ii) gross negligence, any knowingly dishonest act, or knowing bad faith or willful misconduct, (a) by the Manager in the performance of its obligations under this Agreement, or (b) by the Company or any of its Subsidiaries in the performance of their respective obligations under any material agreement to which the Company or any such Subsidiary is a party or by which it is bound, (iii) voluntary or involuntary insolvency or Bankruptcy of the Manager, (iv) any action or omission by the Manager or the Company or any of its Subsidiaries (including any violation of or failure to comply with FCC Rules) that is reasonably likely to materially impair the ability of the License Company or any of its Subsidiaries to realize the Auction Benefits or result in the revocation or non-renewal of any FCC license owned by the Company or any of its Subsidiaries, or (v) any material breach by the Manager of its obligations under this Agreement, unless such breach is cured within thirty (30) days following notice thereof by American II or other Members holding at least twenty percent (20%) of the Percentage Interests, which notice shall specify in reasonable detail such alleged breach; provided that if such breach cannot be cured within thirty (30) days, then ninety (90) days as long as the Manager is diligently acting in good faith to cure such deviation or failure as soon as reasonably practicable; provided, further, that in the case of any of the foregoing in (i) through (v), such event has a material negative impact on the Company and its Subsidiaries taken together as a whole and was not caused (directly or indirectly, and whether as the Management Company, the lender under the Senior Credit Facility or otherwise) or expressly approved or authorized in writing by American II or any of its Affiliates.

“Subsidiary” of any Person means any other Person with respect to which either (i) more than fifty percent (50%) of the interests having ordinary voting power to elect a majority of the directors or individuals having similar functions of such other Person (irrespective of whether at the time interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) or (ii) more than fifty percent (50%) of the Equity Interests of such other Person is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Tax Matters Member” is defined in Section 5.5(d).

“Tax Shortfall Amount” is defined in Section 3.1(b).

“Third Party Offer” is defined in Section 7.3(a).

“Third Party Offer Notice” is defined in Section 7.3(a).

“Trademark License Agreement” means the Trademark License Agreement between the License Company and DISH Network L.L.C., dated as of the date of the Original Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Transfer” means any direct or indirect transfer, sale, assignment, pledge, encumbrance or other disposition.

“Treasury Regulations” means regulations issued by the United States Department of the Treasury pursuant to the Code.

“Unreturned Contributions” means, with respect to a Member, an amount equal to such Member’s cash contributions to the equity capital of the Company that are credited to such Member’s Capital Account, less any distributions to such Member in excess of such Member’s cumulative share of Profits.

“Voting Securities” means Equity Interests of a Person having the right to vote generally in the election of the directors (or persons performing equivalent functions) of such Person.

“Winning Bidder” shall mean a Person who is the winning bidder in the Auction for a license offered by the FCC therein (i) as set forth in the FCC’s post-Auction public notice identifying Auction winning bidders or (ii) by virtue of having accepted the FCC’s offer of a license for the amount of its final Auction net bid therefor following the default of the winning bidder for that license described in clause (i) of this definition.

Section 1.2.                                 Formation

The Company was formed as a Delaware limited liability company by filing a certificate of formation under the Act on September 3, 2014.  The certificate of formation is in all respects approved and the Members hereby agree to continue the Company.

Section 1.3.                                 Name

The name of the Company shall be Northstar Spectrum, LLC.

Section 1.4.                                 Principal Place of Business

The Company’s principal office and place of business shall be located at c/o Doyon, Limited, 1 Doyon Place, Suite 300, Fairbanks, Alaska 99701-2941.

Section 1.5.                                 Registered Office; Registered Agent

The address of the registered office of the Company in the State of Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808 or such other address as the Manager may determine.  The name and address of the registered agent for service of process on the Company in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 1.6.                                 Term

The term of the Company commenced on September 3, 2014 and, unless terminated in accordance with this Agreement, shall be perpetual.

Section 1.7.                                 Purpose and Powers

The purposes of the Company are to establish and conduct the Business and to do any and all things reasonably necessary or advisable in connection therewith (the “Business Purpose”).  The Company shall have the power and authority to take any and all actions necessary or advisable to or for the furtherance of said purposes.

Section 1.8.                                 Filings

The Manager shall cause to be executed, filed and published all such certificates, notices, statements or other instruments, and amendments thereto under the laws of the State of Delaware and other applicable jurisdictions as the Manager may deem necessary or advisable for the operation of the Company and to enable the Company to conduct business in each applicable jurisdiction.

Section 1.9.                                 Sole Agreement

The Members intend that their obligations to each other with respect to the Company and the scope of the Company’s activities, including any activities of its Subsidiaries, be as set forth in this Agreement, and that no further authority to bind the other or the Company or any liabilities to each other or any third party be inferred from the relationships described herein.

ARTICLE 2
CAPITALIZATION

Section 2.1.                                 Capital Accounts

(a)                                 Establishment

A separate capital account (“Capital Account”) was established for each Member as of the date of the Original Agreement.

(b)                                 General Rules for Adjustment of Capital Accounts

The Capital Account of each Member shall be:

(i)                                     increased by:

(A)                               the aggregate amount of such Member’s cash contributions to the Company;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(B)                             the initial Book Value of property contributed by such Member to the Company;

(C)                         such Member’s allocable share of Profits and items of income and gain allocated to such Member pursuant to Section 2.1(c)(iii) or ARTICLE 4 (other than Section 4.6 and Section 4.7(a));

(D)                         any positive adjustment to such Capital Account by reason of an adjustment to the Book Value of the Company assets; and

(E)                          the amount of Company liabilities assumed by such Member or which are secured by any property distributed to such Member; and

(ii)                                  decreased by:

(A)                         cash distributions to such Member from the Company;

(B)                         the Book Value of property distributed in kind to such Member;

(C)                         such Member’s allocable share of Losses and items of loss or deduction allocated to such Member pursuant to Section 2.1(c)(iii) or ARTICLE 4 (other than Section 4.7(a));

(D)                         any negative adjustment to such Capital Account by reason of an adjustment to the Book Value of Company assets;

(E)                          any amount charged to the Capital Account of such Member pursuant to Section 5.5(e); and

(F)                           the amount of any liabilities of such Member assumed by the Company or which are secured by property contributed by such Member to the Company.

(c)                                  Special Rules

(i)                                     Time of Adjustment for Capital Contributions.  For purposes of computing the balance in a Member’s Capital Account, no credit shall be given for any capital contribution which such Member is obligated to make until such contribution is actually made.

(ii)                                  Capital Account for Transferred Interest.  If any Interest in the Company or part thereof is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(iii)                               Intent to Comply with Treasury Regulations.  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulation.  To the extent the provisions of this Agreement are inconsistent with such regulation or are incomplete with respect thereto, the Capital Accounts of the Members shall be maintained in accordance with such regulation except to the extent that doing so would materially distort the timing or amount of an allocation or distribution to a Member.

Section 2.2.                                 Capital Contributions

(a)                                 Initial Contribution

On September 12, 2014, NSM contributed one hundred fifty dollars ($150) and American II contributed eight hundred fifty dollars ($850) to the equity capital of the Company.

(b)                                 Upfront Payment

On or prior to October 15, 2014, NSM shall contribute Eleven Million Four Hundred Thirty Thousand and No Dollars ($11,430,000.00) in cash to the equity capital of the Company, and American II shall contribute Sixty Four Million Seven Hundred Seventy Thousand and No Dollars ($64,770,000.00) in cash to the equity capital of the Company.  The Company shall, in turn, immediately contribute such amounts to the equity capital of the License Company, which shall use such proceeds to make the upfront payment necessary to permit the License Company to bid on licenses in the Auction in accordance with the Bidding Protocol, it being understood that the balance of the capital needs of the License Company to fund such upfront payment will be funded through the Senior Credit Facility (or from the proceeds of other debt financing available to the Company from senior and/or subordinated debt lenders other than American II).

(c)                                  Auction Purchase Price Payment

At least two (2) Business Days prior to the FCC’s deadline by which the post-Auction down payment on any license for which the License Company was the Winning Bidder must be made (the “License Payment Date”):

(i)                                     NSM shall contribute cash to the equity capital of the Company in an amount equal to 2.25% of the aggregate net purchase price (i.e., taking into account applicable Bidding Credits) of all licenses for which the License Company was the Winning Bidder (such aggregate net amount, the “Auction Purchase Price”), less (B) the amounts contributed by NSM pursuant to Section 2.2(a) and Section 2.2(b), which amount, together with the prior equity capital contributions by NSM, shall represent approximately fifteen percent (15%) of the equity capitalization of the Company at such time.  Immediately following such contribution, the Company shall contribute such cash to the equity capital of the License Company.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(ii)                                  American II shall contribute cash to the equity capital of the Company in an amount equal to 12.75% of the Auction Purchase Price, less (B) the amounts contributed by American II pursuant to Section 2.2(a) and Section 2.2(b), which amount, together with the prior equity capital contributions by American II, shall represent approximately eighty five (85%) of the equity capitalization of the Company at such time.  Immediately following such contribution, the Company shall contribute such cash to the equity capital of the License Company.  Notwithstanding the foregoing, American II shall have no obligation to make the contribution set forth in this Section 2.2(c)(ii) if NSM, either directly or through the Company (but not the Bidding Manager (as defined in the Bidding Protocol) acting on its own volition or in accordance with the Bidding Protocol), causes the License Company to bid on a license that was not a Target License (as defined in the Bidding Protocol) as set forth in the Bidding Protocol or causes the License Company to purchase a Target License by bidding materially in excess of the established bid limits for such license, in each case, without the prior written consent of American II, which consent may be delivered by email, facsimile or otherwise and which consent shall be deemed given if the member of the Auction Committee (as defined in the Bidding Protocol) appointed by American II has approved thereof.

(iii)                               The Company shall cause the License Company to use the amounts set forth in Section 2.2(a), Section 2.2(b), Section 2.2(c)(i) and Section 2.2(c)(ii), together with other funds borrowed by the License Company under the Senior Credit Facility or other senior and/or subordinated debt from lenders other than American II, as may be necessary to timely pay to the FCC all amounts owed in respect of the Auction Purchase Price.

(d)                                 No Additional Commitments

Other than as set forth in this Section 2.2, neither NSM nor American II shall be required to contribute any additional capital to the Company. Notwithstanding any provision of this Agreement to the contrary, in no event shall the total equity capital contributions to the Company (i) by NSM exceed the lesser of *** or *** of the Auction Purchase Price and (ii) by American II exceed the lesser of *** or *** of the Auction Purchase Price; provided, that if the Auction Purchase Price exceeds *** (the amount of such excess is referred to herein as the “Excess Purchase Price”), then NSM shall have the right (but not the obligation) to contribute additional capital to the Company in any amount up to *** of the Excess Purchase Price at any time up to and including the date which is *** following the FCC’s deadline by which the post-Auction final payment on any license for which the License Company was the Winning Bidder must be made. If NSM elects to contribute any such additional capital to the Company then (x) if NSM contributes such additional capital on or prior to the License Payment Date, then American II shall contribute (at the same time) an amount equal to *** times such additional capital contribution of NSM (and the balance of the Excess Purchase Price shall be funded by American II under and pursuant to the Senior Credit Facility) or (y) if NSM contributes such additional capital after the License Payment Date, then outstanding principal under the Senior Credit Facility (and the Note thereunder) in an amount equal to *** times such NSM additional capital

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

contribution shall be deemed repaid and such amount shall instead be deemed contributed to the Company by American II, and the amount of the NSM additional contribution shall be contributed by the Company to the License Company, and the License Company shall use such capital to make a prepayment under the Senior Credit Facility (unless American II and the Manager mutually agree to another use of such capital).

Section 2.3.                                 No Withdrawals

Except as expressly set forth herein, no Member shall be entitled to withdraw any portion of its capital contribution or Capital Account balance.

Section 2.4.                                 No Interest

Except as expressly set forth herein, no Member shall be entitled to receive any interest or similar return on its capital contributions or Capital Account balance.

Section 2.5.                                 Interests are Securities

Each Interest shall constitute a “security” within the meaning of and shall be governed by (a) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (b) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

Section 2.6.                                 Certification of Interests

Interests shall be issued in non-certificated form; provided that at the request of any Member, the Manager shall cause the Company to issue certificates to the Members representing the Interests held by the Members.  If any Interest certificate is issued, then such certificate shall bear a legend substantially in the following form:

This certificate evidences a membership interest representing an interest in Northstar Spectrum, LLC and shall constitute a “security” within the meaning of and shall be governed by (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

The membership interest in Northstar Spectrum, LLC represented by this certificate is subject to restrictions on transfer set forth in that certain Limited Liability Company Agreement of Northstar Spectrum, LLC, dated as of September 3, 2014, by and among the members from time to time party thereto, as the same may be amended from time to time.

The membership interest in Northstar Spectrum, LLC represented by this certificate has not been registered under the United States Securities Act of 1933, as amended, or under any other applicable securities laws.  Such membership interest may not be sold, assigned, pledged or otherwise disposed of at any time without effective registration under such Act and laws or, in each case, exemption therefrom.

Section 2.7.                                 Failure to Fund

American II acknowledges that if the License Company is the Winning Bidder for one or more licenses and (a) it is determined in any arbitration proceeding (whether under this Agreement or under the Senior Credit Facility or any Related Agreement) or (b) if American II admits in writing, in either case (a) or (b), that American II failed to fund any amounts required to be funded by it under this Agreement or the Senior Credit Facility and that such failure to fund caused the License Company to be or become in default under the FCC Rules (including, without limitation, the provisions of 47 C.F.R. Section 1.2109), then NSM, the Company and its Subsidiaries will have all remedies available to them in law and in equity (including specific performance).

ARTICLE 3
DISTRIBUTIONS

Section 3.1.                                 Non-Liquidating Distributions

(a)                                 Non-liquidating distributions shall be made in accordance with the Members’ respective Percentage Interests; provided, however, that, except as provided in Section 3.1(b), no such distribution shall be declared or made without the approval of each Member unless (i) any such declaration or distribution does not and will not result in any breach of any covenant, condition or obligation required to be performed by the Company or the License Company under any material agreement to which it is a party or by which it is bound and (ii) after giving effect to such proposed distribution, the aggregate amount of all distributions paid or made in any fiscal year (including distributions pursuant to Section 3.1(b)) would be less than fifty percent (50%) of the consolidated net income of the Company (without giving effect to extraordinary gains or extraordinary losses) for the fiscal year immediately preceding the fiscal year in which such distribution is declared or made.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)                                 Notwithstanding the provisions of Section 3.1(a), within thirty (30) days after the end of each fiscal quarter other than the fiscal quarter in which the proceeds from a liquidation are distributed in accordance with Section 3.2, the Company shall make distributions to each Member sufficient to provide such Member with an amount (the “Required Tax Amount”) equal to the estimated amount of all quarterly Federal, state, local and foreign income tax payments that such Member (or its direct and indirect equity owners) would be required to make with respect to such fiscal quarter attributable to the taxable income allocated to (or reasonably estimated to be allocable to) such Member in respect of his, her or its Interest with respect to such fiscal quarter (but in no event more than the net cumulative taxable income allocated to the Member by the Company for such quarter and all preceding quarters), which estimate shall be made by the Manager or a Person designated by the Manager based on information supplied by each such Member as to the maximum tax rates applicable in the jurisdictions in which such Member is so taxable and without regard to any net operating loss carryforwards or similar tax attributes of such Member; provided, that the total amount of such distributions shall not exceed the amount of Excess Cash then held by the Company (except that the Manager may, in its discretion, cause the License Company to borrow amounts available for such purpose under the Senior Credit Facility and cause the License Company to distribute such borrowed amounts to the Company, to enable the Company to make tax distributions hereunder); provided, further, that, in the event that the amount otherwise required to be distributed to the Members pursuant to this Section 3.1(b) for such fiscal quarter, as estimated by the Manager, exceeds the amount of Excess Cash then held by the Company, such that the aggregate distributions made pursuant to this Section 3.1(b) with respect to such fiscal quarter are less than such amount otherwise required to be distributed to the Members pursuant to this Section 3.1(b) for such fiscal quarter (such shortfall, the “Tax Shortfall Amount”), then the Company shall make one or more distributions in an aggregate amount equal to the Tax Shortfall Amount to the Members at such time as the Company holds sufficient Excess Cash to fund, in whole or in part, such remaining Tax Shortfall Amount (or portion thereof).

Section 3.2.                                 Liquidating Distributions

Subject to Section 6.3, distributions to the Members of cash or property in connection with the liquidation, dissolution or winding up of the Company shall be made in accordance with Section 13.3.

Section 3.3.                                 Interest Purchase Agreement, Security Agreement and Pledge Agreement

The parties hereto acknowledge that the License Company, on September 12, 2014, executed and delivered in favor of NSM an Interest Purchase Agreement (the “Interest Purchase Agreement”), a Security Agreement (the “NSM Security Agreement”) and a Pledge Agreement (the “NSM Pledge Agreement”).  Within one (1) Business Day of the date upon which any Subsidiary of the License Company is formed, the Company shall cause the License Company to cause such Subsidiary to execute and deliver to NSM (a) a guarantee of the License Company’s obligations under the Interest Purchase Agreement in the form attached as an exhibit to the

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Interest Purchase Agreement and (b) a security agreement supplement in the form attached as an exhibit to the NSM Security Agreement.  In addition, within one (1) Business Day of the date upon which any Subsidiary of the License Company holding licenses is formed, the Company shall cause the License Company to take the actions required under the NSM Pledge Agreement to perfect NSM’s first priority Lien in the outstanding equity interests of such Subsidiary.  The parties hereto also acknowledge and agree that, notwithstanding the provisions of Section 3.1, the License Company and its Subsidiaries may make payments to NSM in exchange for membership interests in the Company pursuant to the provisions of the Interest Purchase Agreement, the NSM Security Agreement and the NSM Pledge Agreement and such related Subsidiary guarantees and security agreement supplements when due, subject to the provisions of the Senior Credit Facility and the Intercreditor and Subordination Agreement.  All such payments to NSM in respect of the obligations of the License Company and its Subsidiaries under the Interest Purchase Agreement or related guarantees, and all proceeds received by NSM in connection with its exercise of remedies under the NSM Security Agreement or related security agreement supplements, shall be credited against the obligations of the License Company and its Subsidiaries under the Interest Purchase Agreement and related guarantees, and, if necessary to avoid duplication in respect of any payments or distributions by the Company to the NSM Members in respect of their Interests, the amount of all such payments or proceeds, as applicable, shall be deemed to be a distribution to the Company (and by the Company to NSM) constituting a return of the NSM Members’ capital contributions to the Company on a pro rata basis.  NSM shall not amend or waive, nor shall the Company permit the License Company or its Subsidiaries to amend or waive, any term or provision of the Interest Purchase Agreement, the NSM Security Agreement or the NSM Pledge Agreement or the related Subsidiary guarantees or security agreement supplements, without the prior written consent of American II in its sole discretion.

ARTICLE 4
ALLOCATIONS

Section 4.1.                                 Profits

After giving effect to the special allocations set forth in Section 4.3 through Section 4.5, Profits with respect to any fiscal year shall be allocated (a) first, to the Members with negative Capital Account balances in proportion to and to the extent of such negative Capital Account balances; (b) second, to the Members as necessary so that their respective Capital Accounts are in the same proportion as their Percentage Interests and then (c) third, to the Members in accordance with their respective Percentage Interests; provided that in no event shall an amount of Profits be allocated to NSM that would cause NSM’s Capital Account to exceed the Put Price described in Section 8.1.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 4.2.                                 Losses

(a)                                 General Rule

After giving effect to the special allocations set forth in Section 4.3 through Section 4.5 and, subject to Section 4.2(b), the Losses with respect to any fiscal year shall be allocated to American II; provided that any allocation of Losses pursuant to the preceding clause that would cause American II’s Capital Account to be less than an amount equal to (i) American II’s cash contributions to the equity capital of the Company that are credited to American II’s Capital Account less (ii) any distributions to American II in excess of American II’s cumulative share of Profits, shall instead be made to the Members in accordance with their respective Percentage Interests.

(b)                                 Limitation on Losses

Losses allocable to any Member pursuant to Section 4.2(a) with respect to any fiscal year shall not exceed the maximum amount of Losses that may be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such fiscal year.  All Losses in excess of the limitation set forth in this Section 4.2(b) shall be allocated: (i) first, to the Members that will not be subject to this limitation, ratably based on the aggregate of their Percentage Interests, to the extent possible until such Members become subject to this limitation; and (ii) second, any remaining amount, to the Members, ratably based on their Percentage Interests, unless otherwise required by the Code or Treasury Regulations.

Section 4.3.                                 Special Allocations

The following special allocations shall be made for any fiscal year of the Company in the following order of priority:

(a)                                 Minimum Gain Chargeback

Notwithstanding any other provision of this ARTICLE 4, if there is a net decrease in Company Minimum Gain (determined without regard to Member Nonrecourse Debts) during any fiscal year, each Member shall, subject to the exceptions provided in Treasury Regulations Section 1.704-2(f), be specially allocated items of income and gain for such fiscal year (and, if necessary, subsequent fiscal years) equal to such Member’s share of the net decrease in Company Minimum Gain (determined without regard to Member Nonrecourse Debts) within the meaning of Treasury Regulations Section 1.704-2(g)(2).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(6) and 1.704-2(i)(2).  To the extent that this Section 4.3(a) is inconsistent with Treasury Regulations Section 1.704-2(f), the Minimum Gain Chargeback provided for herein shall be applied and interpreted in accordance with such Treasury Regulation.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)                                 Member Minimum Gain Chargeback

If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member that, as of the beginning of such year, has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall, subject to the exceptions provided in Treasury Regulations Section 1.704-2(f), be specially allocated items of income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt determined in accordance with Treasury Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(i)(2).  To the extent that this Section 4.3(b) is inconsistent with Treasury Regulations Section 1.704-2(i), the Member Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such regulation.

(c)                                  Qualified Income Offset

Notwithstanding anything herein to the contrary, but only if required by Treasury Regulations Section 1.704-1(b) in order for the allocations provided for herein to be considered to have substantial economic effect or to be deemed to be in accordance with the Member’s Percentage Interests, if, for any fiscal year, a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit with respect to such Member, then, before any other allocations are made, such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in the amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible.  This Section 4.3(c) is intended to comply with Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)                                 Nonrecourse Deductions

Nonrecourse Deductions shall be allocated to American II; provided, that any allocation of Losses pursuant to the preceding clause that would cause American II’s Capital Account to be less than an amount equal to (i) American II’s cash contributions to the equity capital of the Company that are credited to American II’s Capital Account less (ii) any distributions to American II in excess of American II’s cumulative share of Profits, shall instead be made to the Members in accordance with their respective Percentage Interests.

(e)                                  Member Nonrecourse Deductions

Any Member Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Member that bears the economic risk of loss with respect to the Member

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

Section 4.4.                                 Curative Allocations

The allocations set forth in Section 4.3(a) through (e) are intended to comply with certain regulatory requirements under Section 704(b) of the Code.  The Members intend that, to the extent possible, all allocations made pursuant to such Sections will, over the term of the Company, be offset either with other allocations pursuant to Section 4.3 or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 4.4.  Accordingly, the Manager is hereby authorized and directed to make offsetting allocations of Company income, gain, loss or deduction under this Section 4.4 in whatever manner the Manager determines is appropriate so that, after such offsetting special allocations are made, the Capital Accounts of the Members are, to the extent possible, equal to the Capital Accounts each would have if the provisions of Section 4.3 were not contained in this Agreement and all income, gain, loss and deduction of the Company were instead allocated pursuant to Section 4.1 and Section 4.2.

Section 4.5.                                 Special Allocations in the Event of Company Audit Adjustments

Notwithstanding the allocation provisions of Section 4.1 and Section 4.2, and prior to making any of the allocations specified in Section 4.3, the following special allocations shall be made in the following order and in a manner, taking into consideration any tiered partnership structure that the Company may be part of, that reflects the relative economic interests of each Member in the Company:

(a)                                 If for any fiscal year of the Company, the Company or any Affiliate of the Company is deemed to have additional income for tax purposes as a result of a re-determination by a taxing authority of an item of income, gain, loss or deduction that is attributable to a loan transaction, the provision of services, or the grant of a license or sublicense in intangible property by the Company or any Affiliate of the Company, to or involving any Member or Affiliate of any Member, such additional income shall be allocated to the Member involved in such loan transaction or that received such services, license or sublicense (or the Member whose Affiliate was involved in such loan transaction or received such services, license or sublicense) and any related deemed cash distribution shall be treated as having been made to the same Member.

(b)                                 If for any fiscal year of the Company, the Company or any Affiliate of the Company is deemed to have a reduction in income for tax purposes as a result of a re-determination by a taxing authority of an item of income, gain, loss or deduction that is attributable to a loan transaction, the provision of services, or the grant of a license or sublicense in intangible property by the Company or any Affiliate of the Company, to or involving any Member or Affiliate of any Member, such reduction in income shall be allocated to the Member involved in such loan transaction or that received such services, license or sublicense (or the

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Member whose Affiliate was involved in such loan transaction or received such services, license or sublicense) and any related deemed cash contribution shall be treated as having been made by the same Member.

(c)                                  If for any taxable period of a Member, such Member or any Affiliate of the Member is deemed to have additional income for tax purposes as a result of a re-determination by a taxing authority of an item of income, gain, loss or deduction attributable to a loan transaction, the provision of services, or the grant of a license or sublicense in intangible property by such Member or any Affiliate of such Member, to or involving the Company or any Affiliate of the Company, any increase in the amount of a Company deduction associated with such re-determination of such Member’s or any Affiliate of such Member’s income shall be allocated (in the appropriate fiscal year) to the Member involved in such loan transaction or that provided such services, license or sublicense (either directly or through an Affiliate), and any related deemed cash contribution shall be treated as having been made by the same Member.

(d)                                 If for any taxable period of a Member, such Member or any Affiliate of the Member is deemed to have a reduction in income for tax purposes as a result of a re-determination by a taxing authority of an item of income, gain, loss or deduction attributable to a loan transaction, the provision of services, or the grant of a license or sublicense in intangible property by such Member or any Affiliate of such Member, to or involving the Company or any Affiliate of the Company, any reduction in the amount of a Company deduction associated with such re-determination of such Member’s or any Affiliate of such Member’s income shall be allocated (in the appropriate fiscal year) to the Member involved in such loan transaction or that provided such services, license or sublicense (either directly or through an Affiliate), and any related deemed cash distribution shall be treated as having been made to the same Member.

(e)                                  A re-determination by a taxing authority shall only be given effect for purposes of this Section 4.5 if such re-determination is (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (ii) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local or other income tax statute; (iii) a final disposition by a taxing authority of a claim for refund or (iv) any other written agreement made with respect to a tax re-determination the execution of which is final and prohibits the taxing authority, relevant Member (or any Affiliate of such Members) or the Company (or any Affiliate of the Company) from seeking any further legal or administrative remedies with respect to such tax re-determination.

Section 4.6.                                 Allocation of Credits

All tax credits shall be allocated among the Members in accordance with their respective allocations of Profits and Losses in accordance with this Agreement or in accordance with applicable provisions of the Code or Treasury Regulations to the extent any such provision is inconsistent with such allocation.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 4.7.                                 Tax Allocations

(a)                                 Contributed Property

If any property is contributed to the capital of the Company, income, gain, loss and deduction with respect to such property shall be allocated solely for tax purposes among the Members in accordance with Section 704(c) of the Code and Treasury Regulations Section 1.704-3 so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value.  All decisions regarding the choice of allocation method under Treasury Regulations Section 1.704-3 with respect to assets contributed to the Company shall be made by the Manager, subject to the prior written consent of Members holding a majority of the total outstanding Percentage Interests, not to be unreasonably withheld, conditioned or delayed.

(b)                                 Revalued Property

If the Company assets are revalued as set forth in the definition of “Book Value” in Section 1.1, then subsequent allocations of income, gain, loss and deduction with respect to revalued Company assets shall take into account any variation between the adjusted basis of such assets for federal income tax purposes and their adjusted value in the same manner as under Section 704(c) of the Code and in compliance with Treasury Regulations Section 1.704-3.  All decisions regarding the choice of allocation method under Treasury Regulations Section 1.704-3 with respect to revalued Company assets shall be made by the Members.

(c)                             Allocations with Respect to Certain Securities

If the Company sells, exchanges or otherwise disposes of any investment security at a loss, to the extent such loss is specifically reimbursed by one or more Members, such reimbursed loss shall be allocated solely for income tax purposes among the Members in accordance with their respective reimbursements to the Company.

Section 4.8.                                 Change in Members’ Interests

In the event there is any change in the Members’ respective Percentage Interests during any fiscal year, Profits, Losses, Nonrecourse Deductions and other items shall be allocated among the Members in accordance with their respective Percentage Interests from time to time during such fiscal year based on an interim closing of the books as of the close of business on the date of such change.

ARTICLE 5
ACCOUNTING AND RECORDS

Section 5.1.                                 Fiscal Year

The fiscal year of the Company shall be the year ending December 31.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 5.2.                                 Method of Accounting

Unless otherwise provided herein, the Company books of account shall be maintained in accordance with GAAP; provided that for purposes of making allocations with respect to items of Company income, gain, deduction, loss and credit to the Members, such items shall be allocated to the Members’ Capital Accounts pursuant to ARTICLE 4 and as required by Section 704 of the Code and the Treasury Regulations promulgated thereunder.

Section 5.3.                                 Books and Records; Inspection

Proper and complete records and books of accounts of the Company business for tax and financial purposes, including all such transactions and other matters as are usually entered into records and books of account maintained by Persons engaged in businesses of like character or as are required by Applicable Law, shall be kept by the Company at the Company’s principal office and place of business.  The Manager may delegate to a third party the duty to maintain and oversee the preparation and maintenance of such records and books of account.  Books and records maintained for financial purposes shall be maintained in accordance with GAAP, and books and records maintained for tax purposes shall be maintained in accordance with the Code and applicable Treasury Regulations.  Subject to Section 10.2, all records and documents described in Section 5.3 shall be open to inspection and copying by any of the Members or their representatives or agents at any reasonable time during normal business hours.

Section 5.4.                                 Financial Statements; Internal Controls

(a)                                 Within ninety (90) days after the end of each fiscal year, and thirty (30) days after the end of each fiscal quarter (other than the fourth fiscal quarter), the Manager shall cause to be furnished to each Member financial statements with respect to such fiscal year or fiscal quarter of the Company, consisting of (i) a consolidated balance sheet showing the Company’s financial position as of the end of such fiscal year or fiscal quarter; (ii) supporting consolidated profit and loss statements (iii) a consolidated statement of cash flows for such fiscal year or fiscal quarter and (iv) Member’s Capital Accounts.  Such financial statements shall be prepared on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP and SEC Regulation S-X except, with respect to the quarterly financial statements which need not be separately audited, for the omission of certain footnotes and other presentation items required by GAAP with respect to audited financial statements.  The annual financial statements of the Company, except for the annual financial statements of the Company for the fiscal year ended December 31, 2014, shall be audited (which audit shall be conducted in accordance with GAAP and SEC Regulation S-X) and certified by the Company’s independent accountants.  Each Member shall receive a copy of all material financial reports and notices delivered by the Company to any third party pursuant to any other agreement.

(b)                                 At all times during the continuance of the Company, the Company and each of its Subsidiaries shall maintain, or cause to be maintained on their behalf, a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  From time to time, upon specific written notice thereof, the Company and its Subsidiaries shall promptly remedy any significant deficiencies or material weaknesses in their internal accounting controls.

(c)                                  At all times during the continuance of the Company, the Company shall furnish, or cause to be furnished on its behalf, to each Member that files public reports with the SEC, upon written request by such Member to the Manager, such financial statements and financial and other information regarding the Company and its Subsidiaries as may be necessary or reasonably required for such Member and its Affiliates to prepare their financial statements and related information in accordance with GAAP and applicable SEC rules and regulations, including without limitation, Regulations S-X and S-K promulgated by the SEC, and to have such information reviewed or audited from time to time, as applicable, by such Member’s or their Affiliates’ independent auditors (at such Member’s sole cost and expense and subject to all applicable confidentiality obligations).  All such financial statements and financial and other information shall be furnished in such manner and at such times as may be necessary or reasonably required for such Member or its Affiliates to timely prepare and file any registration statements that they may file under the Securities Act and to timely prepare and file any and all current and periodic reports and proxy statements that they may file under the Exchange Act, in each case in accordance with GAAP and applicable SEC rules and regulations, including without limitation, Regulations S-X and S-K promulgated by the SEC.  The Company and its officers shall execute and deliver such certificates, affidavits, representation letters and similar documents as such Member or its Affiliates or their respective independent auditors may reasonably request in connection therewith.

(d)                                 At all times during the continuance of the Company, the Company and its Subsidiaries shall design, implement and maintain, or cause to be designed, implemented and maintained on their behalf, proper “internal control over financial reporting” (as defined in Rule 13a-15(f) promulgated under the Exchange Act).  The Company and its Subsidiaries shall prepare and maintain, or cause to be prepared and maintained, adequate documentation of their internal control over financial reporting consistent with the requirements of the Public Company Accounting Oversight Board, Rule 13a-15 promulgated under the Exchange Act and Item 308 of Regulation S-K promulgated by the SEC, and shall make such documentation available to any such Member and its Affiliates and their independent auditors at such reasonable times as such Persons may reasonably request.  Such internal control over financial reporting (and the documentation related thereto) shall be sufficient to permit each Member that files public reports with the SEC to assess and evaluate periodically the effectiveness of the internal control over financial reporting of the Company and its Subsidiaries and to permit each independent auditor of each such Member to evaluate such assessment and to provide any required attestation report with respect thereto.  From time to time, upon notice of any such condition, the Company and its

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Subsidiaries shall promptly remedy any significant deficiencies or material weaknesses in their internal control over financial reporting.

Section 5.5.                                 Taxation

(a)                                 Status of the Company.  The Members acknowledge that this Agreement creates a partnership for federal income tax purposes.  Furthermore, the Members hereby agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

(b)                                 Tax Elections and Reporting

(i)                                     Generally.  The Company shall make the following elections and take the following positions under United States income tax laws and Treasury Regulations and any similar state laws and regulations:

(A)                         adopt the year ending December 31 as the annual accounting period (unless otherwise required by the Code and Treasury Regulations);

(B)                         adopt the accrual method of accounting;

(C)                         insofar as permissible, report the Company’s tax attributes and results using principles consistent with those assumed in connection with entering into this Agreement; and

(D)                         have the Company treated as a partnership for federal income tax purposes in a manner consistent with Treasury Regulations Section 1-7701.

(ii)                                  Code Section 754 Election.  The Manager shall, upon the written request of any Member, cause the Company to file an election under Section 754 of the Code and the Treasury Regulations promulgated thereunder to adjust the basis of the Company’s assets under Section 734(b) or 743(b) of the Code and a corresponding election under the applicable sections of state and local law.

(c)                                  Company Tax Returns

(i)                                     The Tax Matters Member will prepare or cause to be prepared all required domestic and foreign tax returns and information returns of the Company, drafts of which shall be furnished to the Members within ninety (90) days following the close of each fiscal year.  Final returns shall be filed within one hundred eighty (180) days following each year end.  The Company shall pay for all reasonable out-of-pocket expenses (including accounting fees, if any) in connection with such preparation (it being understood that the Tax Matters Member shall not receive any compensation from the Company for preparing such returns).  Any Member may, at its own expense, engage a third party to review the tax returns and information returns prepared by the Tax Matters

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Member pursuant to the preceding sentence.  The Tax Matters Member shall not file any such return without the approval of any Member that constitutes a “notice partner” (as defined in Section 6231(a)(8) of the Code) of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.  Such “notice partner” Member shall be deemed to have given such approval if such Member does not indicate its written objection (which may be delivered by facsimile) to the Tax Matters Member within twenty (20) days of the date that such Member receives a draft of such return.  If a “notice partner” Member does not approve of any proposed filing of a return by the Tax Matters Member, such Member and the Tax Matters Member shall seek, in good faith, to resolve their disagreement.  If a “notice partner” Member and the Tax Matters Member cannot resolve their disagreement within ten (10) days of receipt of the “notice partner” Member’s written objection by the Tax Matters Member, either of such Member or the Tax Matters Member may request, in writing with a copy sent to the other Member, that the disagreement be resolved by the Company’s independent public accountants and the independent public accountants shall be instructed to resolve the dispute in such manner as they believe will properly maximize, in the aggregate, the United States federal, state and local income tax advantages and will properly minimize, in the aggregate, the United States federal, state, and local income tax detriments, available to the Company’s Members.  The independent public accountants shall provide their written resolution of the disagreement to both the “notice partner” Member and the Tax Matters Member within fifteen (15) days from the date that the independent public accountants were requested to resolve such disagreement.  Any and all other tax returns shall be prepared in a manner directed by the Tax Matters Member consistent with the terms of this Agreement.  Each Member shall provide such information, if any, as may be reasonably requested by the Company for purposes of preparing such tax and information returns.

(ii)                                  The Tax Matters Member shall furnish a copy of all filed domestic and foreign tax returns and information returns for the Company to each of the Members.  In addition, upon reasonable written notice provided to the Company by a Member (and as otherwise required by Applicable Law), the Company shall furnish such Member, on a timely basis, with all information relating to the Company required to be reported in any United States federal, state or local tax return of such Member, including a report indicating such Member’s allocable share for United States federal income tax purposes of the Company’s income, gain, credits, losses and deductions.

(iii)                               The Members agree that the Company shall be treated as a partnership for United States federal income tax purposes.  The Members agree to (A) approve electing partnership status with respect to the Company with the United States Internal Revenue Service and such other state and local taxing authorities as may be appropriate and to cooperate in providing all consents, signatures, documents and such other information as may be required with respect thereto and (B) report all “partnership items” (as defined in Section 6231(a)(3) of the Code) of the Company consistent with such classification of the Company for United States federal, state and local tax purposes and with the returns filed by the Company; provided, however, that if any Member intends to file a notice of

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

inconsistent treatment under Section 6222(b) of the Code, such Member shall, at least thirty (30) days prior to the filing of such notice, notify in writing the other Members of such intent and such Member’s intended treatment of the item which is (or may be) inconsistent with the treatment of that item by the Company.

(d)                                 Tax Audits.  American II, for so long as it is a Member and, thereafter, the Manager shall be the “tax matters partner” of the Company, as that term is defined in Section 6231(a)(7) of the Code (the “Tax Matters Member”), with all of the rights, duties and powers provided for in sections 6221 through 6232, inclusive, of the Code, provided that the Tax Matters Member shall not pay or agree to pay (or make any agreement that would cause a Member to pay) any audit assessment, or any amount in settlement or compromise of any litigation, in respect of income tax liability of the Members attributable to the Interests in the Company, in excess of $500,000 in any one instance or series of related instances, unless approved by each Member whose financial interest in such matter exceeds $100,000 individually or in the aggregate.  The Tax Matters Member, as an authorized representative of the Company, shall direct the defense of any tax claims made by the Internal Revenue Service or any other taxing jurisdiction to the extent that such claims relate to adjustment of Company items at the Company level and, in connection therewith, shall retain and cause the Company to pay the fees and expenses of counsel and other advisors chosen by the Tax Matters Member.  The Tax Matters Member shall also be responsible for timely filing all elections made by the Company, subject to any applicable approval requirements set forth in this Agreement.  The Tax Matters Member shall deliver to each Member and the Manager a semi-annual report on the status of all tax audits and open tax years relating to the Company, and shall consult with and keep all Members and the Manager advised of all significant developments in such matters coming to the attention of the Tax Matters Member.  All reasonable out-of-pocket expenses of the Tax Matters Member and its Affiliates and other reasonable fees and expenses in connection with such defense shall be borne by the Company (it being understood that the Tax Matters Member shall not receive any compensation from the Company for acting in such capacity).  Except as provided in ARTICLE 12, neither the Tax Matters Member nor the Company shall be liable for any additional tax, interest or penalties payable by a Member or any costs of separate counsel chosen by such Member to represent the Member with respect to any aspect of such defense.  The Tax Matters Member shall take any steps necessary pursuant to Section 6223(a) to designate American II and NSM as a “notice partner” (as defined in Section 6231(a)(8) of the Code).  In addition, nothing in this Agreement is intended to waive any rights, including rights to participate in administrative and judicial proceedings, that a Member may have under Section 6221 through 6233 of the Code.  Notwithstanding any other provisions of this Agreement, the provisions of Section 5.5(c) and Section 5.5(d) shall survive the dissolution of the Company or the termination of any Member’s interest in the Company and shall remain binding on all Members for a period of time necessary to resolve with the United States Internal Revenue Service or any applicable state or local taxing authority all matters (including litigation) regarding the United States Federal, state and local income taxation, as the case may be, of the Company or any Member with respect to the Company.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(e)                                  Withholding

(i)                                     The Company shall comply with all withholding requirements under applicable United States federal, state, local and foreign tax laws and shall remit amounts withheld to, and file required forms with, the applicable taxing authorities.  To the extent that the Company withholds and pays over any amounts to any taxing authority with respect to distributions or allocations to any Member, the amount withheld shall be charged to the Capital Account of such Member.  The Company shall notify each of the Members of any withholding with respect to such Member, designating such Member’s allocable share of such withholding tax.  The Members hereby agree that they will not claim a credit in excess of the amount in such notice.

(ii)                                  In the event of any claimed over-withholding by the Company, the Member shall have no rights against the Company or any other Member.  Anything in the previous sentence to the contrary notwithstanding, if the Company is required to take any action in order to secure a refund or credit for the benefit of a Member in respect of any amount withheld by it, it shall take any such action including applying for such refund on behalf of the Member and paying it over to such Member.

(iii)                               Except in the case of withholding pursuant to Section 1446 of the Code, if any amount required to be withheld was not withheld from actual distributions that would have otherwise been made to a Member, the Company shall require the Member to which the withholding was credited to reimburse the Company for such withholding; provided  that in the case of withholding pursuant to Section 1446 of the Code, no such reimbursement shall be necessary as long as the other Members are subject to withholding in amounts proportionate to their Percentage Interests or otherwise receive a distribution of an equivalent amount.

(iv)                              In the event of any under-withholding by the Company, each Member agrees to indemnify and hold harmless the Company and the Tax Matters Member from and against any liability, including interest and penalties, with respect thereto.

(v)                                 Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist the Company in determining the extent of, and in fulfilling, the Company’s withholding obligations.

(vi)                              Upon the request of any Member, the Company shall make any filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding or similar taxes imposed by any non-United States (whether sovereign or local) taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder.  Such Member shall cooperate with the Company in making any such filings, applications or elections to the extent the Company reasonably determines that such cooperation is necessary or desirable.  Notwithstanding the foregoing, if such Member must make any such filings, applications or elections directly, the Company, at the request of such Member, shall provide such information and

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

take such other action as may reasonably be necessary to complete or make such filings, applications or elections.

ARTICLE 6
MANAGEMENT

Section 6.1.                                 Manager

The Manager at all times shall exercise control over the Company in compliance with FCC Rules.  The Manager shall, subject to the terms of this Agreement, have the exclusive right and power to manage, operate and control the Company and to make all decisions necessary or appropriate to carry on the business and affairs of the Company, including the authority to appoint, promote, demote and terminate executives who oversee the day-to-day activities of the Company and to select the financial institutions from which the Company may borrow money.  In addition to the specific rights and powers herein granted to the Manager, the Manager shall possess and enjoy and may exercise all the rights and powers of a manager within the meaning of Section 18-101(10) of the Act, including the full and exclusive power and authority to act for and to bind the Company, but subject to the limitations of this Agreement.  In addition to any other rights and powers that the Manager may possess, the Manager shall have all specific rights and powers required or appropriate for the day-to-day management of the Company’s business, which shall be managed by experienced professionals in accordance with the standards of first-rate operators of wireless communications companies.  Except as determined by the Manager pursuant to this Agreement, no Member or representative shall have any right or authority to take any action on behalf of the Company with respect to third parties or to bind the Company.

Section 6.2.                                 Removal of Manager

(a)                                 Removal of Manager

Subject to FCC approval, if required, NSM shall be removed as the Manager, and the management of the Company shall be transferred to a successor Manager in accordance with Section 6.2(b) and Section 6.2(c) (i) if (A) NSM is unwilling or unable to serve as the Manager,  (B) would not be considered a Qualified Person if NSM itself were the applicant or licensee, as the case may be, in respect of the licenses held by the License Company or its Subsidiaries at any time prior to the fifth anniversary of the last Initial Grant Date and such failure is reasonably likely to materially impair the ability of the License Company or any of its Subsidiaries to realize the Auction Benefits or result in the revocation or non-renewal of any license, or (C) commits a Significant Breach at any time or (ii) in accordance with Section 11.4(a).

(b)                                 Successor Manager

If NSM is removed as the Manager pursuant to Section 6.2(a), the management of the Company shall be transferred to a successor Manager, which shall (i) be, if then required in order for the License Company and its Subsidiaries to retain the Auction Benefits, a Qualified Person,

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

provided that NSM shall in no way be liable to the Company or to any other Member for the failure of any successor Manager to be a Qualified Person, and (ii) be subject to the prior approval of American II.  NSM (or, if it fails to do so, the other Members by affirmative vote of a majority of Percentage Interests not held by NSM) shall designate the successor Manager as soon as reasonably practicable, but in any event no later than *** after notice from any other Member that one or more of the events specified in Section 6.2(a) has occurred.  NSM shall continue to act as Manager until the successor Manager assumes the management of the Company.  NSM shall take whatever steps are commercially reasonable to assist the successor Manager in assuming the management of the Company including transferring to the successor Manager all historical financial, tax, accounting and other data and records in the possession of NSM, and giving such consents, assigning such permits and executing such instruments as may be necessary to vest in the successor Manager those rights that were necessary for NSM to perform its obligations.

(c)                                  Dispute Resolution

Any dispute over the removal of NSM as the Manager pursuant to Section 6.2(a) shall be resolved by arbitration in accordance with Section 10.3, provided that (i) the arbitrators shall be instructed to render their decision within *** after the commencement of any such proceeding and (ii) the losing Member shall pay the reasonable and documented out-of-pocket fees, costs and expenses of the prevailing Member in connection with the proceeding.

Section 6.3.                                 Supermajority Approval Rights

All Significant Matters shall require the prior written approval of American II, in its sole and absolute discretion for any reason or no reason; provided that no such approval shall be required solely with respect to the purchase and sale of Interests pursuant to and in accordance with the terms of the Interest Purchase Agreement or pursuant to the Put Right; provided, further, that transfers of assets of the License Company (other than the membership interests of any Subsidiaries that do not hold licenses) or of any of its Subsidiaries solely for the purpose of generating the funds required to satisfy the obligations of the License Company and its Subsidiaries that are then due and payable under the Interest Purchase Agreement shall cease to require the approval of American II under any clause of the definition of Significant Matter at such time, subject to the provisions of the Senior Credit Facility and the Intercreditor and Subordination Agreement.

Section 6.4.                                 Separateness Covenants

(a)                                 NSM shall cause the Company and each of its Subsidiaries to, and the Company shall and shall cause each of its Subsidiaries to, (i) to the extent that such entities have one or more deposit accounts, each maintain their own deposit account or accounts, separate from the accounts of American II and its Subsidiaries and joint ventures, with commercial banking institutions, and (ii) not commingle their funds with those of American II or any of its Subsidiaries or joint ventures;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)                                 NSM shall cause the Company and each of its Subsidiaries to, and the Company shall and shall cause each of its Subsidiaries to, maintain separate addresses from the addresses of American II and its Subsidiaries and joint ventures, or to the extent the Company or any of its Subsidiaries may have offices in the same location as American II or any of its Subsidiaries or joint ventures, to maintain a fair and appropriate allocation of overhead costs among them, with each such entity bearing its fair share of such expense;

(c)                                  NSM shall cause the Company and each of its Subsidiaries to issue, and the Company and each of its Subsidiaries shall issue, quarterly and annual consolidated financial statements from time to time as required by Section 5.4(a);

(d)                                 NSM shall cause the Company and each of its Subsidiaries to, and the Company shall and shall cause each of its Subsidiaries to, (i) each maintain its separate status as a limited liability company and (ii) each conduct its affairs in accordance with its certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and managers’ meetings appropriate to authorize company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, to the extent applicable;

(e)                                  NSM shall not permit the Company or any of its Subsidiaries to, and the Company shall not and shall not permit any of its Subsidiaries to, (i) assume or guarantee any of the liabilities of, or pledge any of its assets as security for the liabilities of, American II or any of its Subsidiaries or joint ventures, or (ii) hold out the credit of American II or any of its Subsidiaries or joint ventures as being able to satisfy the obligations of the Company or any of its Subsidiaries (which shall be deemed not to refer to any disclosure by the Company or any of its Subsidiaries of any capital contributions or loans that American II or any of its Subsidiaries is required to make to the Company or any of its Subsidiaries or of any other obligations that American II or any of its Subsidiaries is required to perform for the benefit of the Company or any of its Subsidiaries), except with respect to any guarantees or assumptions of indebtedness or other liabilities that have been expressly agreed to by American II or any of its Subsidiaries in writing;

(f)                                   NSM shall cause the Company and each of its Subsidiaries not to, and the Company shall not and shall cause each of its Subsidiaries not to, authorize the use of its name or trademarks or service marks by American II or any of its Subsidiaries or joint ventures, except pursuant to a written license agreement;

(g)                                  NSM shall not permit the Company or any of its Subsidiaries to, and the Company shall not and shall not permit any of its Subsidiaries to, except as permitted under the Trademark License Agreement, conduct its own business with suppliers of goods and services, lenders or purchasers of securities in the name of American II or any of its Subsidiaries or joint ventures. NSM further acknowledges that it shall have no right to conduct any business in the name of American II or on behalf of American II unless specifically authorized herein; and

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(h)                                 If NSM or the Company or any of its Subsidiaries obtains actual knowledge that American II or any of its Subsidiaries or joint ventures has represented or indicated to any supplier of goods and services to, lender to or purchaser of securities of the Company or any of its Subsidiaries that the credit of American II or any of its Subsidiaries or joint ventures is available to satisfy the obligations of the Company or any of its Subsidiaries (which shall be deemed not to refer to any disclosure by American II or any of its Subsidiaries or joint ventures of any capital contributions or loans that American II or any of its Subsidiaries is required to make to the Company or any of its Subsidiaries or of any other obligations that American II or any of its Subsidiaries is required to perform for the benefit of the Company or any of its Subsidiaries), other than with respect to any guarantees or assumptions of indebtedness or other liabilities that have been expressly agreed to by American II or any of its Subsidiaries in writing, then NSM shall cause the Company and each of its Subsidiaries to, and the Company shall and shall cause each of its Subsidiaries to, provide written notice to any person to whom such representation or indication was made to make clear that the credit of American II and its Subsidiaries and joint ventures is not available to satisfy the obligations of the Company or any of its Subsidiaries other than with respect to any guarantees or assumptions of indebtedness or other liabilities that have been expressly agreed to by American II or any of its Subsidiaries in writing.

Section 6.5.                                 Business Plans and Budgets

(a)                                 Five-Year Business Plan

On September 12, 2014, the Manager adopted the initial five-year high-level business plan (the “Five-Year Business Plan”) of the Company and its Subsidiaries.  The Manager shall, after consultation with American II, update the Five-Year Business Plan to address the next five-year period, which update shall be as consistent as practicable with the prior Five-Year Business Plan, and shall be distributed to American II not later than thirty (30) days prior to the end of the fifth fiscal year covered by the Five-Year Business Plan.  In addition, the Manager may, from time to time, in the exercise of its reasonable discretion, modify the Five-Year Business Plan, after consultation with American II, to reflect any material changes affecting the Company and its Subsidiaries or their Business, including changes in availability of capital (including under the Senior Credit Facility).

(b)                                 Annual Business Plans and Budgets

The Manager shall, after consultation with American II, prepare and adopt a detailed annual Business Plan and detailed annual budget no later than *** following the first Initial Grant Date.  Drafts of each annual Business Plan and budget after the initial annual Business Plan and budget will be distributed to American II for its review and comment no later than *** after the end of the immediately preceding fiscal year of the Company.  Each such annual Business Plan shall set forth the business and operational parameters and objectives for such year, including appropriate explanations of the Manager’s proposed strategy.  Each such budget shall include, without limitation, a detailed breakdown of the following, together with the details of the material assumptions used, for the Company and its Subsidiaries: (i) monthly revenue,

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

operating expenses and interest expenses; (ii) quarterly capital expenditures and cash flow; (iii) balance sheet and income statement and (iv) expected funding requirements and the proposed methods of meeting such requirements.  Following the initial annual Business Plan and annual budget, each annual Business Plan and annual budget shall be consistent with the Five-Year Business Plan as in effect at such time.  The Manager shall, after consultation with American II, update the annual Business Plan and budget within *** following the first Initial Grant Date.  In addition, the Manager may, from time to time, in the exercise of its reasonable discretion, modify the annual Business Plan and budget, after consultation with American II, to reflect any modification made to the Five-Year Business Plan in accordance with Section 6.5(a).

(c)                                  No Other Business Plans or Budgets

No Business Plans or budgets shall be adopted except in accordance with the provisions of this Section 6.5.

Section 6.6.                                 Management Fees

If the License Company acquires one or more licenses in the Auction (and American II has not been relieved of its obligation to make its capital contribution pursuant to the last sentence of Section 2.2(c)(ii)), for so long as NSM continues to serve as the Manager, the Company shall cause the License Company to pay a management fee to NSM, by wire transfer of immediately available funds equal to *** per year (the “Management Fee”), payable in quarterly installments in arrears.

ARTICLE 7
TRANSFER RESTRICTIONS

No Member may Transfer all or any part of its Interests, including interests in any of its Subsidiaries that directly or indirectly own Interests, except in compliance with the following provisions of this ARTICLE 7.

Section 7.1.                                 Restrictions

(a)                                 Transfers by Certain Members

The Members (other than American II) may Transfer Interests (i) at any time after the last Initial Grant Date, to one or more Permitted Transferees; (ii) during the ten (10) years after the last Initial Grant Date with the consent of American II, which may be withheld in its sole and absolute discretion; (iii) to the License Company pursuant to the Interest Purchase Agreement or to the Company pursuant to ARTICLE 8 without the consent of American II but subject to Section 7.1(d) and (iv) following the tenth anniversary of the last Initial Grant Date without the consent of American II, but in each case subject to Section 7.3 and the other provisions of this ARTICLE 7.  American II may not Transfer all or a majority of its Interests unless the transferee thereof either (x) agrees to assume in a written agreement reasonably acceptable to NSM (such consent not to be unreasonably withheld, conditioned or delayed) American II’s obligations

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

under the Senior Credit Facility, the Intercreditor and Subordination Agreement and all related agreements and agrees to be bound by the provisions thereof as if an original party thereto or (y) agrees to provide at least the same level of financing to the Company, the License Company and its Subsidiaries as available to them under the Senior Credit Facility on terms and conditions which are acceptable to NSM; provided that if the terms and conditions, individually and in the aggregate, are, in the reasonable judgment of NSM, no less favorable to NSM, the Company, the License Company and its Subsidiaries as those set forth in the Senior Credit Facility, the Intercreditor and Subordination Agreement and such related agreements (including the priority of Liens set forth therein), then NSM shall not unreasonably withhold, condition or delay such consent.  Notwithstanding the foregoing, at any time after the close of the Auction, the Manager may admit as new, non-controlling members of the Manager, one or more Persons to provide additional capital to the Manager, subject to American II’s consent, which shall not be unreasonably withheld, conditioned or delayed, and provided that such action does not result in NSM failing to qualify as a “very small business” as required by Section 11.3(a)(iii).

(b)                                 No Transfer of Right to Manage

The right to manage the Company pursuant to this Agreement shall not be transferable with the Interests of NSM without the prior written consent of American II.  Accordingly, subject to Section 7.1(a), if NSM Transfers twenty-five percent (25%) or more of its Interests (other than a Transfer of one hundred percent of NSM’s Interests to a Permitted Transferee), and American II elects not to exercise its right of first refusal pursuant to Section 7.3(a), then, subject to FCC approval, the right to manage the Company shall be transferred to a successor Manager, which shall (i) be, if then required in order for the License Company and its Subsidiaries to retain the Auction Benefits, a Qualified Person; (ii) not be a competitor or an Affiliate of a competitor of American II (as determined by American II in its sole and absolute discretion for any reason or no reason) or its Affiliates and (iii) be subject to the prior written approval of American II.

(c)                                  No Transfers to Competitors

So long as American II owns an Interest, the Members other than American II may not Transfer any or all of their Interests to a competitor of American II or its Affiliates, or an Affiliate of any such competitor, without American II’s prior written consent, which may be withheld in its sole and absolute discretion.

(d)                                 FCC Compliance

All Transfers of Interests are subject to and must comply with all applicable FCC Rules.

Section 7.2.                                 Exceptions

(a)                                 Transfers by Members of NSM

The provisions of Section 7.1 (other than Section 7.1(d)) shall not apply to (i) the Cash Equity Investors, except with respect to Transfers of their interests in NSM, whether held

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

directly by the Cash Equity Investors or through one or more intermediaries (it being understood that this exception is intended to restrict Transfers of interests in NSM effected by the Cash Equity Investors themselves and their Subsidiaries, rather than Transfers effected by direct and indirect owners of interests in the Cash Equity Investors) and (ii) Transfers (except with respect to Transfers of their interests in NSM) or issuances of the Equity Interests of any other member of NSM, unless such Transfer results in a Change of Control of NSM or would impair the ability of the License Company or any of its Subsidiaries to realize the Auction Benefits.

(b)                                 Transfers by American II Members

Notwithstanding anything herein to the contrary, but subject to the provisions of Section 14.3, the restrictions set forth in Section 7.1 (other than Section 7.1(d)) shall not apply to (i) Transfers of Interests in the Company held by American II (or its Permitted Transferees) to any Affiliate of American II or (ii) Transfers of direct or indirect interests in American II or its Affiliates.  In addition, American II (or its Permitted Transferees) may collaterally assign its Interests in the Company to any secured lender of American II or its Affiliates, and American II (or its Permitted Transferees) may Transfer its Interests in the Company held by American II (or its Permitted Transferees) at any time in accordance with Section 14.3.

(c)                                  Pledges by Certain Members

The members of NSM may pledge their Equity Interests in NSM to secure loans, provided that any such pledge and its terms (A) shall be subject to the prior approval of American II (which shall not be unreasonably withheld or delayed), but solely with respect to compliance of any such pledge and its terms with FCC Rules, including with respect to the matters set forth in clause (B) below, and (B) shall in no event permit the lender to take any action that would impair the eligibility of the License Company or any of its Subsidiaries to hold any of the licenses won in the Auction or that could result in the License Company or any Subsidiary losing any Auction Benefits.

Section 7.3.                                 Right of First Refusal

(a)                                 Notice and Exercise of Right

If, following the expiration of the ten-year period referred to in Section 7.1(a), any Members other than American II (the “Sellers”) receive and wish to accept a bona fide written binding offer (the “Third Party Offer”) from a bona fide third party who is not a Permitted Transferee (the “Offeror”) to purchase all or any portion of their Interests (the “Offered Interests”), then the Sellers shall give notice of such Third Party Offer (the “Third Party Offer Notice”) to American II, which notice shall identify the Offeror, enclose a copy of the Third Party Offer and irrevocably offer to American II the right to purchase the Offered Interests at the same purchase price, which must be payable in cash, and on the other terms and conditions as specified in the Third Party Offer if the Offered Interests are the only assets being sold or for cash at the lesser of the designated purchase price for the Offered Interests in the Third Party Offer or at their then Fair Market Value if the Offered Interests are being Transferred in such

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

transaction or series of related transactions with other assets or for consideration other than cash; provided that American II shall be entitled to pay for the Offered Interests with instruments of indebtedness to the extent the Third Party Offer contemplates the delivery of instruments of indebtedness.  American II may exercise its right to purchase the Offered Interests by notifying the Sellers in writing of its election to purchase within *** days after the later of (i) delivery of the Third Party Offer Notice and (ii) any determination of Fair Market Value pursuant to Section 7.7 or otherwise.

(b)                                 Closing of Purchase

If American II duly elects to purchase the Offered Interests, the closing of such purchase (the “RoFR Closing”) shall take place on a date agreed to by the Sellers and American II, but in no event later than *** following the exercise by American II of its election to purchase; provided that if any governmental or regulatory approval is required for American II to consummate its purchase and has not been obtained by the date that is *** following the exercise by American II of its election to purchase, the RoFR Closing with respect to such purchase may be deferred until no later than *** following the date on which the governmental or regulatory approval, including an order, decision, or public notice of the FCC or a duly-authorized bureau or division thereof granting such approval, is final and no longer subject to reconsideration, review or appeal, unless such finality is waived by American II, in which case the closing with respect to such purchase shall occur within *** following the later of (i) the date on which such governmental or regulatory approval, including a non-final order, decision, or public notice of the FCC or a duly-authorized bureau or division thereof granting such approval, is released and (ii) the date of American II’s waiver of such finality.

(c)                                  Representations at Closing

At any RoFR Closing, the Sellers shall represent and warrant in writing to American II only that the Sellers (i) are the sole beneficial and record owners of the Offered Interests and have good title thereto free and clear of all Liens (other than restrictions imposed pursuant to this Agreement or under any applicable securities laws and other than Liens under or pursuant to the Senior Credit Facility and the other Loan Documents (as defined therein)) and (ii) have full power and authority to sell the Offered Interests without conflict with the terms of any Applicable Law, order or agreement or instrument binding upon them or their assets.  The Sellers shall deliver to American II such customary instruments of assignment with respect to the Offered Interests as may be reasonably requested by American II to vest in American II all right, title and interest therein.

(d)                                 Sale to Third Party

If American II fails to exercise its right to purchase the Offered Interests, the Sellers may accept the Third Party Offer and sell the Offered Interests to the Offeror; provided that such sale shall be at a price, and on other terms and conditions, no less favorable to Sellers than those specified in the Third Party Offer Notice and otherwise in accordance with this ARTICLE 7.  If such sale is not consummated within *** days after the expiration of the applicable time periods

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

specified in paragraph (a) above, subject to an automatic extension for up to an additional *** days to the extent necessary to obtain any required governmental or regulatory approval, such right to sell shall lapse and Transfers of the Offered Interests shall again be subject to the provisions of this Section 7.3.

(e)                                  Assumption of Agreements

At any closing with respect to a sale to a third party, the Offeror shall execute a counterpart to this Agreement and any Related Agreements to which the Sellers or their Affiliates are party and shall be bound by the provisions of and assume the obligations of the Sellers under all such Agreements.  The Sellers and the Offeror shall execute such documents as American II may reasonably request to evidence such assumption.  Notwithstanding the foregoing, the Sellers shall not be relieved of any of their obligations under this Agreement or any Related Agreement arising prior to such sale, to the extent such obligations shall not be discharged by the third party.

Section 7.4.                                 Tag-Along Right

(a)                                 In lieu of exercising its rights under Section 7.3, American II may, within ***  following receipt of any Third Party Offer Notice, elect to participate in such sale by including therein a pro rata portion of its Interests in the Company.  Such sale, if any, shall be made on the same terms and conditions as the sale described in the Third Party Offer Notice and the Sellers may not consummate their sale unless such sale, if any, by American II is consummated simultaneously in accordance with the terms hereof.  If American II fails to elect to participate in such sale and such sale is not consummated within the applicable time periods specified above in Section 7.3(d), the rights and restrictions provided for in this Section 7.4(a) shall again become effective, and no Transfer of Interests may be made thereafter by the Sellers other than in accordance with this ARTICLE 7.

(b)                                 If, following the expiration of the ten-year period referred to in Section 7.1(a), American II receives and wishes to accept a bona fide written binding offer from a bona fide third party who is not a Permitted Transferee to purchase all or any portion of its Interests in accordance with Section 14.3(b), then American II shall give notice of such offer to NSM, which notice shall identify the offeror and enclose a copy of such offer.  NSM may, within *** following receipt of such notice, elect to participate in such sale by including therein a pro rata portion of its Interests in the Company.  Such sale, if any, shall be made on the same terms and conditions as the sale described in the notice given by American II pursuant to the first sentence hereof and American II may not consummate its sale unless such sale, if any, by NSM is consummated simultaneously in accordance with the terms hereof.  If NSM fails to elect to participate in such sale and such sale is not consummated within *** after the delivery by American II to NSM of the notice of such third party offer, subject to an automatic extension for up to an additional *** days to the extent necessary to obtain any required governmental or regulatory approval, the rights and restrictions provided for in this Section 7.4(b) shall again become effective, and no Transfer of Interests may be made thereafter by American II other than in accordance with this ARTICLE 7.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 7.5.                                 Substituted Members

Prior to any Transfer of Interests by a Member, the transferor shall deliver to other Members a notice setting forth the identity of the transferee, and shall provide such other information as the other Members may reasonably request in connection with such Transfer.  A transferee of Interests Transferred in accordance with this ARTICLE 7 shall be admitted as a Member upon execution of a counterpart to this Agreement evidencing its agreement to be bound hereby.  Upon the admission of any such transferee as a Member, the transferring Member or Members shall be relieved of any obligation arising under this Agreement subsequent to such Transfer with respect to the Interests being transferred (provided that the transferee shall assume all such obligations), and if the transferring Member no longer holds any Interests, the transferring Member shall be relieved of its obligations arising under this Agreement to the extent provided in Section 14.3.  Prior to any Transfer of an Interest or any portion thereof (other than pursuant to the Interest Purchase Agreement or ARTICLE 8) and as a condition thereof, and prior to any admission of an assignee as a Member, the Member making such Transfer and the assignee shall furnish the Manager, and a majority in Percentage Interest of the non-transferring Members, with such documents regarding the Transfer as the Manager or such majority of the non-transferring Members may reasonably request (in form and substance satisfactory to the Manager or such majority, as applicable), including a copy of the Transfer instrument, a ratification by the assignee of this Agreement (if the assignee is to be admitted as a Member), a legal opinion that the Transfer will not cause the Company to be characterized for federal and applicable state income tax purposes as other than a partnership, a legal opinion that the Transfer complies with applicable federal and state securities laws and a legal opinion that the Transfer will not violate the FCC Rules (including adversely affecting the qualification of the License Company as a “very small business” under the relevant FCC Rules if, and to the extent, such qualification is then required for the License Company and its Subsidiaries to retain any Auction Benefits) or this Agreement.  In connection with any Transfer (other than pursuant to the Interest Purchase Agreement or ARTICLE 8), the Company shall, at the request of the Member making such Transfer and at such Member’s sole expense, use commercially reasonable efforts to cause to be made any filing required by the FCC.

Section 7.6.                                 Invalid Transfers Void

Any purported Transfer of an Interest or any part thereof not in compliance with the provisions of this ARTICLE 7 shall be void and of no force or effect and the transferring Member shall be liable to the other Members and the Company for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys’ fees and court costs) arising out of such non-complying Transfer.

Section 7.7.                                 Determination of Fair Market Value

The Fair Market Value of Interests to be transferred or other property received pursuant to this Agreement shall be determined in accordance with this Section 7.7.  For purposes of this Section 7.7, the Sellers owning a majority of the applicable Offered Interests shall have the right to act on behalf of the Sellers.  Within *** after the delivery of the notice requiring such

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

determination, the Sellers and American II shall attempt in good faith to agree on the Fair Market Value.  If the Sellers and American II fail within *** thereafter to agree thereon, each of the Sellers and American II shall deliver a notice to the other appointing as its appraiser (“Appraiser”) an independent accounting or investment banking firm or appraisal firm of nationally recognized standing.  The Sellers and American II by mutual agreement shall also appoint a third Appraiser.  If after appointment of the two Appraisers, the Sellers and American II are unable to agree upon a third Appraiser, such appointment shall be made within *** of the request by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the type of property then the subject of appraisal.  The decisions of the three Appraisers so appointed and chosen shall be given within *** after the selection of such third Appraiser.  If the determination of one Appraiser differs from the middle determination by more than twice the amount by which the other determination differs from the middle determination, then the determination of such Appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the parties; otherwise the average of all three determinations shall be binding and conclusive.  The Sellers’ obligation to provide a Third Party Offer Notice pursuant to Section 7.3(a) shall not be applicable until the date of delivery of such determination to American II.  The costs of conducting any appraisal procedure shall be borne as follows: (a) the costs of the Appraiser designated by the Sellers and other costs separately incurred by the Sellers shall be borne by the Sellers; (b) the costs of the Appraiser designated by American II and other costs separately incurred by American II shall be borne by American II and (c) the costs of the third Appraiser, if any, shall be shared equally by the Sellers and American II.  For purposes of this Section, the Fair Market Value of an Interest shall be equal to the amount the holder thereof would be entitled to receive pursuant to Section 13.3 if the Company’s business and assets (including intangibles, such as goodwill) were sold for their Fair Market Value, all Company liabilities were paid and the Company were liquidated.

Section 7.8.                                 Acceptance of Prior Acts

Any Permitted Transferee or other Person who becomes a Member of the Company, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date it became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to such date and which are in force and effect on such date.

ARTICLE 8
PUT RIGHT

Section 8.1.                                 Put

During the thirty-day period following the Reference Date, NSM shall have the right (the “Put Right”) to require the Company to purchase all (but not less than all) of the collective Interests held by the NSM Members at a price (the “Put Price”) equal to (a) the sum of all cash contributions made by the NSM Members to the equity capital of the Company pursuant to and

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

in accordance with this Agreement (the “NSM Capital”), plus (b) an amount equal to a *** per annum return on the contributions described in clause (a) above, from and including the respective dates on which such contributions were made until the date the Put Price is actually paid, calculated on the basis of the actual number of days elapsed from the applicable contribution date to the date the Put Price is actually paid, compounded annually, minus (c) all distributions (other than tax distributions made pursuant to Section 3.1(b)) previously made or deemed made to the NSM Members by the Company (collectively, the “NSM Return”); provided, that, if (x) NSM and/or the Company has acted, or failed to act, in a manner that is a Significant Violation, and (y) the Auction Benefits of the License Company are reduced or eliminated as the result of such Significant Violation, then, upon a complete redemption (including the receipt by the NSM Members of the full redemption price in cash) of the NSM Members’ Interests as set forth in Section 11.4, the Put Right shall be void and unenforceable and the applicable provisions of Section 11.4 shall govern.

Section 8.2.                                 Conditions to Closing

(a)                                 The Company’s obligations to consummate the transactions contemplated by the Put Right shall be subject to the satisfaction (or express waiver by the Company) of each of the following conditions:

(i)                                     The parties shall have obtained all required consents, approvals, notices and waivers from governmental or regulatory bodies, including without limitation, any required FCC approval of the transactions contemplated by the Put Right by an effective order, decision, or public notice of the FCC or a duly-authorized bureau or division thereof (or, at the Company’s and American II’s election, within *** after such order, decision, or public notice shall have become final and no longer subject to further reconsideration, review or appeal);

(ii)                                  The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, shall have expired or been terminated; and

(iii)                               At the closing of the transactions contemplated by the Put Right, all of the collective Interests held by the NSM Members shall be transferred to the Company free and clear of all Liens, and the NSM Members shall have furnished to the Company documentation reasonably satisfactory to American II providing for the release of all then-existing Liens on such Interests.

(b)                                 NSM’s obligations to consummate the transactions contemplated by the Put Right shall be subject to the satisfaction (or express waiver by NSM) of each of the following conditions:

(i)                                     The parties shall have obtained all required consents, approvals, notices and waivers from governmental or regulatory bodies, including without limitation, FCC approval of the transactions contemplated by the Put Right by an effective order, decision, or public notice of the FCC or a duly-authorized bureau or division thereof; and

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(ii)                                  The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

(c)                                  Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all the things reasonably necessary, proper or advisable, in the most expeditious manner practicable, to satisfy the conditions set forth in this Section 8.2 and to consummate and make effective the transactions contemplated by the Put Right and this ARTICLE 8.

Section 8.3.                                 Closing

(a)                                 At the closing of the transactions contemplated by the Put Right, the Company shall pay or cause to be paid the Put Price, by wire transfer of immediately available funds to an account of NSM (which shall be designated by NSM at least three (3) Business Days prior to the date of payment), against execution and delivery by each NSM Member of an instrument of assignment in substantially the form attached hereto as Exhibit A, on a date not later than *** following the satisfaction (or express waiver by American II) of each of the conditions set forth in Section 8.2(a) and the satisfaction (or express waiver by NSM) of each of the conditions set forth in Section 8.2(b), or at such other time and place as the parties may agree.  Upon closing of the transactions contemplated by the Put Right, the Members other than American II shall automatically cease to be (i) Members of the Company and (ii) parties to this Agreement, in each case without any further action required of the parties hereto; provided that no such transfer shall relieve any such NSM Member from liability for any prior breach of this Agreement.

(b)                                 The Put Price shall not be subject to any set-off or offset of whatsoever nature.

Section 8.4.                                 Terminated Auction Purchase

If (a) the Auction is cancelled by the FCC, or the results of the Auction are dismissed in full by the FCC, because of a failure to meet both of the FCC’s aggregate reserve prices applicable to the Auction; (b) the License Company fails to timely submit all of the applications for all licenses for which it was the Winning Bidder (i.e., long-form applications) as a result of any action or inaction of American II or any of its Affiliates; (c) all of the License Company’s applications for the licenses for which it was the Winning Bidder (i.e., long-form applications) are dismissed by final action of the FCC; (d) all licenses for which the License Company was the Winning Bidder and that were granted to, and are still held by, the License Company or any of its Subsidiaries are cancelled by the FCC; or (e) the License Company does not bid in the Auction (including as a result of a termination pursuant to Section 13.1(b)) or is not the Winning Bidder for any license, then, in each instance, the License Company shall apply as promptly as practicable and permitted under the FCC Rules to obtain a refund from the FCC of all of the Auction funds previously paid by the License Company to the FCC for the Auction, and, to the extent that any upfront payments, down payments or final payments for such licenses are refunded by the FCC, (i) the License Company shall, on behalf of the Company, first pay to the NSM Members an amount equal to (A) the NSM Members’ capital contributions plus (B) a ***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

per annum return on the aggregate amount of capital contributions provided by the NSM Members from the date of their capital contributions through the date that such return is paid to the NSM Members (or, if earlier with respect to some or all of such equity capital contributions, the date of the return of all or part of any such equity capital contributions excluding any tax distributions made pursuant to Section 3.1(b)), compounded annually, and taking into account all distributions (including any returns of equity capital contributions but excluding any tax distributions made pursuant to Section 3.1(b)) previously made to the NSM Members by the Company plus (C) an amount equal to NSM’s reasonable, documented out-of-pocket expenses (including without limitation legal fees and expenses) incurred in connection with the transactions contemplated hereby and not otherwise previously paid or reimbursed pursuant to Section 14.11 (in the event the License Company does not have adequate capital to pay any portion of the foregoing (A), (B) or (C), then American II shall pay to the NSM Members the amount of such shortfall); (ii) the License Company shall then, to the extent any funds remain after making the payments under the foregoing (i), repay amounts due to American II under the Senior Credit Facility and (iii) the License Company shall then, to the extent any funds remain after making the payments under the foregoing (i) and (ii), on behalf of the Company, return to the Members (other than the NSM Members) their respective amounts of equity capital previously provided by them to the Company; provided that if the License Company’s applications for all licenses for which it was the Winning Bidder (i.e., long-form applications) are dismissed by the FCC or the authorizations for which the License Company was the Winning Bidder and that were granted to, and are still held by, the License Company or any of its Subsidiaries are cancelled by the FCC as the result of a breach by NSM of its representations or covenants in Section 11.3(a), then the NSM Members shall not be entitled to any payment under clause (i)(B) of this Section 8.4.  For the avoidance of doubt, if this Section 8.4 applies, then the rest of this ARTICLE 8 shall not apply.

ARTICLE 9
REGISTRATION RIGHT

Section 9.1.                                 Registration Right

On a single occasion during the *** following the fourteenth (14th) anniversary of the first Initial Grant Date, the NSM Members may elect to cause the Company (a) to convert to a corporation (“Newco”) and (b) subject to the following provisions of this ARTICLE 9, to register for sale in an underwritten public offering (the “Offering”) shares of capital stock of Newco issued to such Members upon conversion, so long as the anticipated gross proceeds to the NSM Members from the Offering are greater than *** in the aggregate.  If the NSM Members make such election, the Members and the Company shall promptly take such steps as may be necessary or desirable to effectuate the provisions of this ARTICLE 9.

Section 9.2.                                 Right to Purchase—Preliminary Range

The underwriters of the Offering (who shall be selected by the NSM Members and shall be reasonably acceptable to American II) will, within *** after delivery of such election, in good faith establish a preliminary range for the price to the public in the Offering.  American II may

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

elect to purchase all, but not less than all, of the Interests of the Company (i.e., prior to the conversion into Newco) then held by the Members other than American II, at a price equal to *** of the midpoint of the preliminary range.  If American II fails to make such election, the Offering will proceed.

Section 9.3.                                 Right to Purchase—IPO Price

If the final price per share at which shares of capital stock of Newco are to be offered to the public (the “IPO Price”) is lower than the midpoint of the preliminary range by *** or more of the midpoint price, American II may elect, within *** after the determination of the IPO Price (during which time the registration statement shall not become effective), to purchase all, but not less than all, of the Interests of the Company (i.e., prior to the conversion into Newco) then held by the Members other than American II at a price equal to *** of the IPO Price.  If American II fails to make such election, the Members other than American II shall (subject to Section 9.4) have *** to complete the Offering.

Section 9.4.                                 Right to Defer the Offering

If American II determines that a registration pursuant to this ARTICLE 9 would interfere with any pending or contemplated material acquisition, disposition, financing or other material transaction involving the Company or American II or any of its Affiliates or would require the Company to disclose material information that would otherwise not be disclosed at such time (and such disclosure would be prejudicial to the Company or American II), the Company will defer such registration at the request of American II; provided that the aggregate of all such deferrals shall not exceed *** in any *** period.

Section 9.5.                                 Registration Expenses

Except as hereinafter provided, all expenses incident to the Company’s performance of or compliance with this ARTICLE 9 shall be borne by the Company.  In addition, the Company shall pay or reimburse the Members participating in the Offering (the “Participating Members”) for the reasonable fees and expenses of one attorney to the Participating Members selected by NSM incurred in connection with a registration pursuant to this ARTICLE 9.  Except as provided in the immediately preceding sentence, each Participating Member shall bear the costs and expenses of any underwriters’ discounts and commissions or other fees, brokerage fees or transfer taxes relating to the Interests in the Company or shares of capital stock of Newco sold by such Member and the fees and expenses of any other attorneys, accountants or other representatives retained by such Member.

Section 9.6.                                 Registration Procedures

If Newco is required to effect the Offering, Newco shall, as promptly as reasonably practicable

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(a)                                 prepare and file with the SEC a registration statement on an appropriate form, and thereafter use its reasonable best efforts to cause such registration statement to become effective and to remain effective and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the lesser of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Participating Members set forth in such registration statement and (ii) ***; provided that Newco shall, at least *** prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Participating Member and American II copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of any Participating Member or American II, documents to be incorporated by reference therein) which documents shall be subject to the reasonable review and comments of such Participating Member (and its attorneys) and American II during such *** period and Newco shall not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Participating Member to which such Participating Member shall reasonably object in writing or any statements with respect to the Company, the License Company or Newco to which American II shall reasonably object in writing;

(b)                                 furnish to American II and each Participating Member and to any underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, documents incorporated by reference in such registration statement, amendment, supplement or prospectus and such other documents (in each case including all exhibits) as American II or a Participating Member or underwriter may reasonably request;

(c)                                  after the filing of the registration statement, promptly notify American II and each Participating Member of the effectiveness thereof and of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify American II and such Participating Member of such lifting or withdrawal of such order;

(d)                                 use its reasonable best efforts to register or qualify all shares held by the Participating Members and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Participating Members holding a majority of the shares to be included in such registration or the underwriter shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Participating Members to consummate the disposition in such

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

jurisdictions of the securities owned by such Participating Members, except that Newco shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 9.6(d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)                                  use its reasonable best efforts to cause all shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Members to consummate the disposition of such shares;

(f)                                   furnish to each Participating Member and to each underwriter, if any, a signed counterpart of (i) an opinion of counsel for Newco addressed to such Participating Member and underwriter on which opinion both the Participating Members and such underwriter are entitled to rely and (ii) a “comfort” letter signed by the independent public accountants who have certified Newco’s financial statements included in such registration statement, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably request.  Newco shall use its commercially reasonable efforts to have such comfort letters addressed to each Participating Member;

(g)                                  immediately notify American II and each Participating Member at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and as promptly as practicable under the circumstances prepare and furnish to American II and each such Participating Member a reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(h)                                 make available for inspection by any Participating Member, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Participating Member or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Newco (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause Newco’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Each such Participating Member agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be disclosed or used by it as the basis for any market transactions in the securities of Newco or its

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Affiliates unless and until such information is made generally available to the public.  Each such Participating Member further agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Newco and allow Newco, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(i)                                     use its reasonable best efforts to list all shares covered by such registration statement on any securities exchange or quotation system on which any of Newco’s shares are then listed or traded; and

(j)                                    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

Newco may require each Participating Member to promptly furnish to Newco, as a condition precedent to including such Participating Member’s shares in the Offering, such written information regarding such Participating Member and the distribution of such securities as Newco may from time to time reasonably request in writing.

Each Participating Member agrees that upon receipt of any notice from Newco of the happening of any event of the kind described in Section 9.6(g), such Participating Member shall forthwith discontinue such Participating Member’s disposition of shares pursuant to the registration statement relating to such shares until such Participating Member’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.6(g) and, if so directed by Newco, shall deliver to Newco (at Newco’s expense) all copies, other than permanent file copies, then in such Participating Member’s possession, of the prospectus and any amendments or supplements thereto relating to such shares current at the time of receipt of such notice.  In the event Newco shall give such notice, Newco shall extend the period during which the effectiveness of such registration statement shall be maintained by the number of days during the period from and including the date of the giving of notice pursuant to Section 9.6(g) to the date when Newco shall make available to the Participating Members a prospectus supplemented or amended to conform with the requirements of Section 9.6(g).

ARTICLE 10
OTHER AGREEMENTS

Section 10.1.                          Exclusivity

(a)                                 American II

American II’s and its Affiliates’ participation in the Auction shall not be limited in any way by American II’s participation in the Auction through the License Company.  Nothing herein shall be construed or interpreted to limit American II or its Affiliates from participating or not participating in the Auction without an investment in a Designated Entity.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)                                 NSM

None of Doyon, Limited, NSM or any Affiliates that any of the foregoing control shall participate directly or indirectly in the Auction (including by providing debt or equity financing or other assistance to a bidder) except as a Member of the Company and through the License Company, or the ownership of up to one percent (1%) of any public company.

Section 10.2.                          Confidentiality

(a)                                 Non-Disclosure

Each party hereto agrees that it shall, and shall cause each of its Affiliates, and each of its and their respective partners, members, managers, shareholders, directors, officers, employees and agents (collectively, “Agents”) to maintain the confidentiality of all non-public information disclosed to it by the other party or the definitive agreements contemplated herein or through its interest in the Company or the operation of its business or the use or ownership of its assets, by limiting internal disclosure of any such information to those who have an actual need to know such information in connection with the Auction or the transactions contemplated hereby (which shall include disclosure to a party’s attorneys, accountants, potential lenders, lenders, potential investors, investors, financial advisors and consultants), and shall not, without the prior written consent of the disclosing party, use such information other than in connection with the transactions contemplated herein; provided, however, that the confidentiality obligations in this Section 10.2(a) do not apply to information that (i) was or becomes available to the public through no action by the receiving party or (ii) was or becomes available to such receiving party on a non-confidential basis.

(b)                                 Exceptions

Notwithstanding Section 10.2(a), any party hereto may disclose the existence and terms of this Agreement and the transactions contemplated hereby (i) to federal and state regulatory agencies in connection with applications for approval of such transactions (or, in the case of any regulated Affiliate of a Member, in connection with audits by the applicable regulatory authorities), including to the FCC as part of any application to participate in the Auction and/or any application for a license or licenses won in the Auction, it being understood and agreed that the contents of such applications are generally available to the public, (ii) to financial institutions in connection with financings of the transactions contemplated hereby and (iii) if counsel for any party advises that a press release or public disclosure is required by Applicable Law or the applicable rules of any stock exchange, then the parties shall use their commercially reasonable efforts to cause a mutually acceptable press release to be issued, and in all events the party required to make such disclosure shall be free to do so; provided that in each case (other than clause (iii) above and to the extent submitted to the FCC as part of the contents of an application to participate in the Auction or a post-Auction application for licenses on which the License Company is the Winning Bidder) commercially reasonable efforts are used to seek confidential treatment from any such person to whom such information is disclosed and the other parties hereto are notified contemporaneously of such disclosure; provided, further, that the parties

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

acknowledge that the Bidding Protocol constitutes valuable trade secrets of the Company and is extremely sensitive and confidential, and shall not be disclosed by the parties hereto unless disclosure is compelled by regulatory or other legal process and then only upon adequate prior notice to the other party, which party shall have an opportunity to seek an appropriate protective order, and such disclosure shall be made only to the extent necessary to comply with the requirements of the regulatory or legal process under which it is so compelled.

Section 10.3.                          Arbitration

(a)                                 Arbitration

Except as set forth in Section 5.5(c), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Within *** after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within *** of their appointment.  If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.  The place of arbitration shall be Chicago, Illinois or such other place as the parties may agree.  The arbitrators shall be knowledgeable in the wireless broadband industry and public auctions of FCC licenses.  Notwithstanding the foregoing, if the arbitration is consolidated with a then pending arbitration proceeding pursuant to Section 10.3(d), then the arbitrators and the place of arbitration for such then pending proceeding shall be the arbitrators and place of arbitration hereunder.

(b)                                 Interim Relief

Either party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either party also may, without waiving any remedy under this agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy).

(c)                                  Award

The award shall be made within *** of the filing of the notice of intention to arbitrate, and the arbitrators shall agree to comply with this schedule before accepting appointment.  However, this time limit may be extended by agreement of the parties and the arbitrators if necessary.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(d)                                 Consent to Consolidation of Arbitrations

Each party hereto irrevocably consents to consolidating before the same arbitrators any arbitration proceeding under this Agreement with any other arbitration proceedings involving any party hereto that may be then pending or that are brought under the Senior Credit Facility or any other Related Agreement.

(e)                                  Venue

Each party hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of Delaware and of the United States District Courts located in the State of Delaware for entering of any judgment on the award rendered by the arbitrators; provided that if such courts do not have jurisdiction to enforce such judgment, then the parties may enter such judgment in any other court having jurisdiction thereof.

Section 10.4.                          Right of First Refusal for Sale of License

(a)                                 Subject to Section 10.4(d), if at any time the Company, License Company, or a Subsidiary of the License Company desires to sell or receives and wishes to accept a bona fide written binding offer from a bone fide third party (“Buyer”) for the purchase of one or more licenses by the third party (a “License Offer”), then the Company shall give notice of such License Offer (the “License Offer Notice”) to American II, which notice shall identify the Buyer, enclose a copy of the License Offer and irrevocably offer to American II the right to purchase the subject license(s) at the same purchase price, which must be payable in cash, and on the other terms and conditions as specified in the License Offer; provided that American II shall be entitled to pay for the subject license(s) with instruments of indebtedness to the extent the License Offer contemplates the delivery of instruments of indebtedness; provided further that the License Offer shall not contain any terms or conditions that are commercially unreasonable for American II to accept.  American II may exercise its right to purchase the subject license(s) by notifying Company in writing of its election to purchase within thirty (30) days after the delivery by Company to American II of the License Offer Notice.  If any unjust enrichment payment is due to the FCC under the FCC Rules as a result of the purchase of the subject license(s) by American II, American II shall promptly when due pay such unjust enrichment payment or reimburse the Company for the unjust enrichment payment if Company, the License Company, or a Subsidiary of the License Company is required to pay such unjust enrichment payment.

(b)                                 Closing of Purchase

If American II duly elects to purchase the subject license(s), the closing of such purchase (the “License Closing”) shall take place on a date agreed to by the Company and American II, but in no event later than thirty (30) days after the later to occur of (i) the issuance of an order, decision, or public notice by the FCC or a duly-authorized bureau or division thereof granting approval of such transaction and (ii) such order, decision, or public notice becoming final and no longer subject to reconsideration, review or appeal, unless finality is waived by American II.  The Company shall deliver to American II such customary instruments of assignment with

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

respect to the subject license(s) as may be reasonably requested by American II to vest in American II all right, title and interest therein.

(c)                                  Sale to Third Party

If American II fails to exercise its right to purchase the subject license(s), the Company, License Company, or a Subsidiary of the License Company may accept the License Offer and sell the subject license(s) to the Buyer; provided that such sale shall be at a price, and on other terms and conditions, no less favorable than those specified in the License Offer Notice and otherwise in accordance with this Section 10.4.  If such sale is not consummated within ninety (90) days after the expiration of the applicable time periods specified in paragraph (a) above, subject to an automatic extension for up to an additional ninety (90) days to the extent necessary to obtain any required governmental or regulatory approval, including FCC approval, such right to sell shall lapse and the License Offer and subject license(s) shall again be subject to the provisions of this Section 10.4.

(d)                                 Exceptions

This Section 10.4 shall not apply, and American II shall have no rights hereunder, with respect to any transfers of licenses solely for the purpose of generating the funds required to satisfy the obligations of the License Company and its Subsidiaries that are then due and payable under the Interest Purchase Agreement.

ARTICLE 11
REPRESENTATIONS AND COVENANTS

Section 11.1.                          Representations of the Members

Each of the Members represents and warrants to the Company and to each other Member as follows:

(a)                                 It is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

(b)                                 It has the requisite power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder.

(c)                                  This Agreement and the Related Agreements to which it is a party have each been duly executed and delivered by it and constitute its valid and binding obligations, enforceable

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and by general principles of equity.

(d)                                 Neither its execution, delivery and performance of this Agreement, nor its consummation of the transactions contemplated hereunder or under the Related Agreements to which it is a party, shall (i) conflict with, or result in a breach or violation of, any provision of its constituent documents; (ii) constitute, with or without the giving of notice or passage of time or both, a material breach, violation or default, create a material Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (A) any Applicable Law or license except as may be provided under the FCC Rules or (B) any material note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets or (iii) require any consent which has not already been obtained except as may be required under the FCC Rules.

(e)                                  There is no (i) action, claim, proceeding, investigation or controversy pending or, to its knowledge, threatened against it or any of its properties or assets or (ii) judgment, order, award or consent decree outstanding against or affecting it, in either event that could have a material adverse effect on its ability to consummate the transactions contemplated under this Agreement or to fulfill its obligations hereunder.

(f)                                   It shall have on each date it is required to make a capital contribution under this Agreement cash available to it in an amount sufficient to fully fund such capital contribution.

Section 11.2.                          Covenants of the Members

Each Member shall (a) timely furnish, and shall cause its Affiliates to timely furnish, such information as may be required to be provided under FCC Rules in, or in connection with, the License Company’s short-form application to participate in the Auction and post-Auction long-form application and associated filings; (b) subject to Section 10.1, not participate, and shall cause Affiliates that it controls to refrain from participating, directly or indirectly, in the Auction or in connection with any other actual or potential bidder in the Auction, to the extent such action would disqualify, restrict or limit the License Company from participating fully in the Auction or otherwise would violate any applicable FCC Rule and (c) shall take measures to comply with the FCC’s anti-collusion rule at Section 1.2105 of the FCC Rules and the FCC’s anonymous bidding procedures applicable to the Auction.

Section 11.3.                          Representations and Covenants of NSM

(a)                                 NSM hereby represents and covenants that:

(i)                                     it shall cause the License Company to take all actions necessary and proper under FCC Rules for the License Company to timely file the post-Auction long-form application and any other filings required to be filed under FCC Rules in connection therewith or with the License Company’s short-form application to participate

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

in the Auction; provided that the parties acknowledge and agree that NSM’s ability to comply with this Section 11.3(a)(i) depends upon American II’s compliance with its obligations under this Agreement, the Senior Credit Facility and the other Related Agreements, including Section 2.2 and Section 11.2 of this Agreement and the funding obligations under the Senior Credit Facility, and, if American II breaches its obligations (including under Section 2.2 or Section 11.2 or its funding obligations under the Senior Credit Facility) and such breach results in NSM’s failure to comply with this Section 11.3(a)(i), then NSM shall not be in breach of this Section 11.3(a)(i);

(ii)                                  neither it, its Affiliates, its controlling interests, nor Affiliates of its controlling interests (A) is now, or has ever been, in default on any FCC license and (B) is now, or has ever been, delinquent on any non-tax debt owed to any federal agency; and

(iii)                               on the Initial Application Date and for so long thereafter as NSM is the Manager and to the extent as may be required under FCC Rules in order for the License Company and its Subsidiaries to retain the Auction Benefits, NSM shall qualify as, and will not knowingly take any action without American II’s consent to cause it to lose the status of, a Qualified Person, as if NSM itself was the applicant (or licensee).

(b)                                 NSM shall not permit the amendment, modification or waiver of any provision of its certificate of formation or limited liability company agreement (as amended and restated on October 3, 2014 and as further amended on October 10, 2014), nor shall NSM enter into any agreement, arrangement or understanding with any Person that could reasonably be expected to result in a material breach or default of any representation or covenant of NSM contained in this Agreement.

Section 11.4.                          Failure to Qualify as a Qualified Person

(a)                                 Failure to Qualify Not Resulting from Change in Applicable FCC Rules

(i)                                     Failure to Qualify Not Resulting from Significant Violation.  If the FCC determines that NSM fails to qualify and remain qualified as a Qualified Person as required under Section 11.3(a)(iii), and such failure (A) causes the License Company or any of its Subsidiaries to fail to retain any Auction Benefits and the corresponding unjust enrichment payments in respect thereof have become due and payable to the FCC and (B) has not resulted from a change in applicable FCC Rules (including through the promulgation of an order or similar action by the FCC) or any action or failure to act by NSM and/or the Company that is a Significant Violation, then NSM agrees that, at the written request of American II, NSM shall pay American II ***, as liquidated damages and not as a penalty.  Such liquidated damages amount shall be payable on demand, subject to the provisions in the next sentence.  Upon the written request of American II requiring NSM to pay such liquidated damages, NSM and the Company shall within five (5) Business Days thereafter file with the FCC an appropriate application for transfer of control of the applicable licenses held by the License Company and its Subsidiaries (and

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

American II shall provide such assistance and information as is reasonably requested by NSM or the Company).  Upon the written request of American II requiring such liquidated damages, following receipt of FCC approval, and subject to and concurrently with American II’s receipt of the aforementioned liquidated damages payment, the Company (or, in the event the Company does not have adequate capital, American II) shall refund capital to the NSM Members in an amount equal to the aggregate amount of equity capital contributions previously made by the NSM Members to the Company, less any prior distributions to the NSM Members (other than tax distributions pursuant to Section 3.1(b)), in full redemption of the NSM Members’ Interests; provided that American II shall promptly pay to the FCC, on behalf of the License Company and its Subsidiaries, an amount equal to the aggregate amount of all payments due to the FCC as a result of, or as a condition to, the redemption of the NSM Members’ Interests (including any unjust enrichment payment) pursuant to American II’s written request.  Following FCC approval of the redemption (if required), NSM shall resign as Manager of the Company, such resignation to be effective on the consummation of the redemption and the appointment of a replacement Manager.  Upon completion of such payment in full redemption, the NSM Members shall automatically cease to be (x) Members of the Company and (y) parties to this Agreement, in each case without any further action required of the parties hereto.  Such liquidated damages set forth in this Section 11.4(a)(i) shall be the sole and exclusive remedy of American II for any such failure to so qualify under the circumstances described in this Section 11.4(a)(i); provided that such liquidated damages shall not be deemed a remedy for, or otherwise effect the remedies available to, American II with respect to any other breaches by NSM of this Agreement.

(ii)                                  Failure to Qualify Resulting from Significant Violation.  If the FCC determines that NSM fails to qualify and remain qualified as a Qualified Person as required under Section 11.3(a)(iii), or that the License Company or any of its Subsidiaries are not qualified to retain the Auction Benefits and such failure (A) causes the License Company or any of its Subsidiaries to fail to retain any Auction Benefits and the corresponding unjust enrichment payments in respect thereof have become due and payable to the FCC, (B) has not resulted from a change in applicable FCC Rules (including through the promulgation of an order or similar action by the FCC) and (C) has resulted from an action or failure to act by NSM and/or the Company that is a Significant Violation, then NSM agrees that, upon the written request of American II, NSM and the Company shall within five (5) Business Days thereafter file with the FCC an appropriate application for transfer of control of the applicable licenses held by the License Company and its Subsidiaries (and American II shall provide such assistance and information as is reasonably requested by NSM or the Company).  Upon the written request of American II (which must be made within 60 days following the date on which the Auction Benefits or portion thereof are forfeited), following receipt of FCC approval, the Company (or, in the event the Company does not have adequate capital, American II) shall refund capital to the NSM Members in an amount equal to the aggregate amount of equity capital contributions previously made by the NSM Members to the Company, less (y) any prior distributions to the NSM Members (other than tax distributions pursuant to

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 3.1(b)), and (z) *** (as liquidated damages and not as a penalty), in full redemption of the NSM Members’ Interests; provided that American II shall promptly pay to the FCC, on behalf of the License Company and its Subsidiaries, an amount equal to the aggregate amount of all payments due to the FCC as a result of, or as a condition to, the redemption of the NSM Members’ Interests (including any unjust enrichment payment) pursuant to American II’s written request.  Following FCC approval of the redemption (if required), NSM shall resign as Manager of the Company, such resignation to be effective on the consummation of the redemption and the appointment of a replacement Manager.  Upon completion of such payment in full redemption, the NSM Members shall automatically cease to be (x) Members of the Company and (y) parties to this Agreement, in each case without any further action required of the parties hereto.  The rights set forth in this Section 11.4(a)(ii) shall be the sole and exclusive remedy of American II for any such failure to so qualify under the circumstances described in this Section 11.4(a)(ii); provided that such rights shall not be deemed a remedy for, or otherwise effect the remedies available to, American II with respect to any other breaches by NSM of this Agreement.

(b)                                 Failure to Qualify Resulting from Change in Applicable FCC Rules.  If NSM fails to qualify and remain qualified as a Qualified Person as required under Section 11.3(a)(iii) and such failure results from a change in applicable FCC Rules (including through the promulgation of an order or similar action by the FCC), then the parties shall promptly take reasonable steps to enable NSM to so qualify; provided that the relative economic and other rights and benefits expected to be derived by the parties hereunder are preserved.

ARTICLE 12
EXCULPATION AND INDEMNIFICATION

Section 12.1.                          No Personal Liability

(a)                                 Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Indemnified Person (as defined in Section 12.1(b)) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being an Indemnified Person.

(b)                                 No Member or its Affiliates, or any of their respective shareholders, directors, officers, employees, agents, members, managers or partners (each an “Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Indemnified Person for any act or omission performed or omitted by an Indemnified Person in connection with the transactions contemplated hereby, whether for mistake of judgment or negligence or other action or inaction, unless such action or omission constitutes willful misconduct, gross negligence or bad faith.  Each Indemnified Person may consult with counsel, accountants and other experts in respect of the affairs of the Company and such Indemnified Person shall be fully protected and justified in any action or inaction which is taken in good faith

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

in accordance with the advice or opinion of such counsel, accountants or other experts, provided that they shall have been selected with reasonable care.

Section 12.2.                          Indemnification by Company

To the maximum extent permitted by Applicable Law, the Company shall protect, indemnify, defend and hold harmless each Indemnified Person for any acts or omissions performed or omitted by an Indemnified Person (in its capacity as such) unless such action or omission constituted willful misconduct, gross negligence or bad faith.  The indemnification authorized under this Section 12.2 shall include payment on demand (with appropriate evidence of the amounts claimed) of reasonable attorneys’ fees and other expenses incurred in connection with, or in settlement of, any legal proceedings between the Indemnified Person and a third party and the removal of any Liens affecting any property of the Indemnified Person.  Such indemnification rights shall be in addition to any and all rights, remedies and recourse to which any Indemnified Person shall be entitled, whether or not pursuant to the provisions of this Agreement, at law or in equity.  The indemnities provided for in this Section 12.2 shall be recoverable only from the assets of the Company, and there shall be no recourse to any Member or other Person for the payment of such indemnities.

Section 12.3.                          Notice and Defense of Claims

(a)                                 Notice of Claim.  If any action, claim or proceeding (each, a “Claim”) shall be brought or asserted against any Indemnified Person in respect of which indemnity may be sought from the Company under Section 12.2, the Indemnified Person shall give prompt written notice of such Claim to the Company, which may assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all of such counsel’s fees and expenses; provided that any delay or failure to so notify the Company shall relieve the Company of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure.  Any such notice shall refer to Section 12.2 and describe in reasonable detail the facts and circumstances of the Claim being asserted.

(b)                                 Defense by the Company.  If the Company undertakes the defense of the Claim, the Company shall keep the Indemnified Person advised as to all material developments in connection with any Claim, including by promptly furnishing the Indemnified Person with copies of all material documents filed or served in connection therewith.  The Indemnified Person shall have the right to employ one separate firm per jurisdiction with respect to any of the foregoing Claims and to participate in the defense thereof, but the fees and expenses of such firm shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Company are named as parties and representation by the same counsel is inappropriate due to actual differing interests between them; provided that under no circumstances shall the Company be liable for the fees and expenses of more than one law firm per jurisdiction in any of the foregoing Claims for the Indemnified Persons, taken collectively and not separately.  The Company may, without the Indemnified Person’s consent, settle or compromise any Claim or consent to the entry of any judgment if such settlement, compromise or judgment involves only the payment of money damages by the Company (which payment is made or adequately

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

provided for at the time of such settlement, compromise or judgment) or provides for the unconditional release by the claimant or plaintiff of the Indemnified Person and its Affiliates from all liability in respect of such Claim and does not impose injunctive relief against any of them.  The Indemnified Person shall provide reasonable assistance to the Company in the defense of the Claim.  As between the Company, on the one hand, and the Indemnified Persons, on the other hand, any matter that is not agreed to unanimously by the Indemnified Persons shall be determined by the Indemnified Person that is a party to this Agreement.

(c)                                  Defense by the Indemnified Person.  If the Company, within twenty (20) Business Days after receiving written notice of any such Claim, fails to assume the defense thereof, the Indemnified Person shall have the right, subject to the right of the Company at any time thereafter to assume such defense pursuant to the provisions of this ARTICLE 12, to undertake the defense, compromise or settlement of such Claim for the account of the Company.

(d)                                 Advancement of Expenses.  Unless the indemnifying party shall have assumed the defense of any Claim pursuant to Section 12.3(b), the Company shall advance to the Indemnified Person any of its reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any such Claim.  Each Indemnified Person shall agree in writing prior to any such advancement, that if it receives any such advance, such Indemnified Person shall reimburse the Company for such fees, costs, and expenses to the extent that it shall be determined that it was not entitled to indemnification under this ARTICLE 12.

(e)                                  Contribution.  Notwithstanding any of the foregoing to the contrary, the provisions of this ARTICLE 12 shall not be construed so as to provide for the indemnification of any Indemnified Person for any liability to the extent (but only to the extent) that such indemnification would be in violation of Applicable Law or to the extent such liability may not be waived, modified or limited under Applicable Law, but shall be construed so as to effectuate the provisions of this ARTICLE 12 to the fullest extent permitted by Applicable Law; provided that, if and to the extent that the Company’s indemnification obligation under this ARTICLE 12 is unenforceable for any reason, then the Company hereby agrees to make the maximum contribution permissible under Applicable Law to the payment and satisfaction of the losses of the Indemnified Person, except to the extent such losses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Indemnified Person’s gross negligence or willful misconduct or bad faith.

ARTICLE 13
DISSOLUTION AND TERMINATION

Section 13.1.                          No Withdrawal

(a)                                 Except as expressly provided in this Agreement or as otherwise provided by Applicable Law, (i) no Member shall have the right, and each Member hereby agrees not, to dissolve, terminate or liquidate the Company, or to resign or withdraw as a Member and (ii) NSM shall have no right, and NSM hereby agrees not to, resign or withdraw as the Manager.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)                                 If (i) there is any generally applicable change in FCC Rules that is effective prior to the date on which the first round of bidding in the Auction commences and that has the effect of eliminating or substantially reducing the Auction Benefits to be derived by the License Company in the Auction or (ii) the first round of bidding in the Auction has not commenced on or before March 31, 2015, then either Member may at any time prior to the date that is two (2) Business Days prior to the date on which the first round of bidding in the Auction commences, give written notice to the other Member that American II shall withdraw as a Member.  Upon the delivery of such notice, (A) this Agreement and all Related Agreements shall terminate, (B) any amounts outstanding under the Senior Credit Facility shall be repaid in full, (C) American II’s Interests shall be redeemed for an aggregate amount equal to the sum of (1) $850 and (2) the capital contributed to the Company by American II on or prior to such date pursuant to Section 2.2(b), without any action required by American II and American II shall cease to be a Member upon such redemption; provided that such termination and redemption shall not cause a dissolution of the Company, (D) NSM, the Company, and the License Company shall be free (subject to the provisions of Section 10.2 and such other provisions that survive the termination of this Agreement) to participate in the Auction without further obligation to American II, it being understood that the rights under Section 4 of the Bidding Protocol shall continue in force and effect in accordance with its terms and (E) American II and its Affiliates shall be free (subject to the provisions of Section 10.2 and such other provisions that survive the termination of this Agreement) to participate in the Auction without further obligation to NSM, the Company or the License Company, it being understood that the rights under Section 4 of the Bidding Protocol shall continue in force and effect in accordance with its terms; provided, further, that if the License Company has made the upfront payment to the FCC, and if the License Company applies as promptly as practicable and permitted under the FCC Rules to obtain a refund from the FCC of all of the Auction funds previously paid by the License Company to the FCC for the Auction, then the amounts due to American II under (C) above shall not be due until the License Company receives such refund; provided, further, that such payments to American II and the other provisions set forth in this subsection shall be subject to Section 8.4 (if there is any conflict between this subsection and Section 8.4, Section 8.4 shall control).

Section 13.2.                          Dissolution

The Company shall be dissolved upon the written determination of the Manager to dissolve the Company, if approved by American II if required pursuant to Section 6.3, but only on the effective date of dissolution specified by the Manager in such determination.

Section 13.3.                          Procedures Upon Dissolution

(a)                                 General.  If the Company dissolves, it shall commence winding up pursuant to the appropriate provisions of the Act and the procedures set forth in this Section 13.3.  Notwithstanding the dissolution of the Company, until the winding up of the Company’s affairs is completed, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)                                 Control of Winding Up.  The winding up of the Company shall be conducted under the direction of the Manager or such other Person as may be designated by a court of competent jurisdiction (herein sometimes referred to as the “Liquidator”); provided that any Member whose breach of this Agreement shall have caused the dissolution of the Company (and the representatives appointed by such Member) shall not participate in the control of the winding up of the Company; and provided, further, that if the dissolution is caused by entry of a decree of judicial dissolution, the winding up shall be carried out in accordance with such decree.

(c)                                  Manner of Winding Up.  The Company shall engage in no further business following dissolution other than that necessary for the orderly winding up of business and distribution of assets.  The Company’s maintenance of offices shall not be deemed a continuation of business for purposes of this Section 13.3.  Upon dissolution of the Company, the Liquidator shall, subject to Section 13.3(a), first attempt to distribute assets in kind if it can obtain the consent of each of the Members and, to the extent necessary, the creditors of the Company.  If such consent is not obtained, the Liquidator shall sell the Company or all the Company’s property in such manner and on such terms as it deems fit, consistent with its fiduciary responsibility and having due regard to the activity and condition of the relevant market and general financial and economic conditions.  Each Member shall share Profits, Losses and other items after the dissolution of the Company and during the period of winding up in the same manner as described in ARTICLE 4.

(d)                                 Application of Assets.  Upon dissolution of the Company, the Company’s assets (which shall, after the sale or sales referenced in Section 13.3(c), consist of the proceeds thereof) shall be applied as follows:

(i)                                     Creditors.  To creditors, including Members who are creditors, to the extent otherwise permitted by Applicable Law, in satisfaction of liabilities of the Company (whether by payment or the reasonable provision for the payment thereof).  Any reserves set up by the Liquidator may be paid over by the Liquidator to an escrow agent or trustee, to be held in escrow or trust for the purpose of paying any such contingent or unforeseen liabilities or obligations, and, at the expiration of such period as the Liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in Section 13.3(d)(ii).

(ii)                                  Members.  By the end of the taxable year in which the liquidation occurs (or, if later, within ninety (90) days after the date of such liquidation), to the Members in proportion to the positive balances of their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the taxable year during which the liquidation occurs (other than those made pursuant to this Section 13.3(d)(ii)).

(iii)                               Incorporation.  In the event the Company is incorporated in connection with an IPO or otherwise, each Member shall receive shares in the resulting corporation based on the amount it would receive in liquidation of the Company pursuant to Section 13.3(d)(ii).

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 13.4.                          Deficit Capital Accounts

If the Company is “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this ARTICLE 13 to the Members who have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).  No Member shall have an obligation to restore a negative Capital Account.

Section 13.5.                          Termination

Upon completion of the winding up of the Company and the distribution of all Company assets, the Company’s affairs shall terminate and the Members shall cause to be executed and filed any and all documents required by the Act to effect the termination of the Company.

ARTICLE 14
MISCELLANEOUS

Section 14.1.                          Entire Agreement

This Agreement and the Related Agreements, together with any schedules and exhibits hereto and thereto, constitute the entire agreement and  understanding of the Members with respect to the subject matter hereof and supersedes all prior and all contemporaneous oral or written negotiations, proposals, offers, agreements, commitments and understandings relating to such subject matters.

Section 14.2.                          Amendment; Waiver

Neither this Agreement nor any provision hereof may be amended, modified, or waived except in a writing signed by NSM and American II.  No failure or delay of any Member in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other further exercise thereof or the exercise of any other right or power.  No waiver by any Member of any departure by any other Member from any provision of this Agreement shall be effective unless the same shall be in a writing signed by the Member against which enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice or similar communication by any Member to another shall entitle such other Member to any other or further notice or similar communication in similar or other circumstances, except as specifically provided herein.

Section 14.3.                          Successors and Assigns

This Agreement may not be assigned without the prior written consent of all the parties hereto, which consent may be withheld in its sole and absolute discretion, and any assignment without such prior written consent shall be null and void and without force or effect; provided

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

that, subject to ARTICLE 7, American II may assign its Interests and this Agreement in whole or in part (provided that American II shall not be relieved of its obligations under this Agreement, except as otherwise expressly set forth below) to (a) any Affiliate of American II and (b) secured lenders of American II or its Affiliates (as a collateral assignment).  Any such assignment shall be subject to compliance with the requirements of all applicable FCC Rules.  This Agreement shall be binding upon and shall inure to the benefit of the Members hereto and their respective heirs or successors in interest.

Section 14.4.                          No Third-Party Beneficiaries

This Agreement is entered into solely for the benefit of the Members, and no Person, other than the Members, their respective successors and permitted assigns, their Affiliates to the extent expressly provided herein, and (to the extent provided in ARTICLE 12) the Persons entitled to indemnification pursuant to ARTICLE 12, may exercise any right or enforce any obligation hereunder, and nothing herein expressed or implied will create or be construed to create any other third-party beneficiary rights hereunder.

Section 14.5.                          Disposition of Interests

Upon the sale or other disposition by a Person of all its Interests in the Company, following which such Person and Affiliate thereof is no longer a Member of the Company, this Agreement shall terminate as to such Member and its Affiliates, except as provided in Section 14.3 or Section 14.6.

Section 14.6.                          Survival of Rights and Duties

Termination of this Agreement for any reason, and any Member ceasing to be a Member or a party to this Agreement for any reason, shall not relieve any Member of any liability which at the time of termination or cessation has already accrued to such Member or which thereafter may accrue in respect of any act or omission prior to such termination or cessation, nor shall any such termination or cessation affect in any way the Related Agreements or the survival of any right, duty or obligation of any Member which is expressly stated elsewhere in this Agreement to survive termination or cessation hereof.  The provisions of ARTICLE 8, Section 10.2, Section 10.3, Section 11.4(a), ARTICLE 12, ARTICLE 13 and ARTICLE 14 shall survive any termination of this Agreement and any Member ceasing to be a Member or a party to this Agreement for any reason.

Section 14.7.                          Governing Law

This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to principles of conflicts of law provisions of that or of any other state, all rights and remedies being governed by said laws.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 14.8.                          Specific Performance

The Members acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any Member may, in its sole discretion, in an arbitration or a court of competent jurisdiction, to the extent permitted hereunder, apply for specific performance or injunctive or other relief as such arbitration or court may deem just and proper in order to enforce this Agreement or to prevent violation hereof.  Each Member hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by a Member, as the case may be.

Section 14.9.                          Remedies Cumulative

All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity, unless otherwise specifically provided herein, shall not be mutually exclusive and shall be cumulative and not alternative, and the exercise or beginning of the exercise of any one or more right, power or remedy thereof by a Member shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Member hereunder or under Applicable Law or the principles of equity.

Section 14.10.                   Further Assurances

Each Member shall execute and deliver any such further documents and shall take such further actions as any other Member may at any time or times reasonably request, at the expense of the requesting Member, consistent with the provisions hereof in order to carry out and effect the intent and purposes of this Agreement.

Section 14.11.                   Expenses

Unless otherwise specifically agreed to in writing and except as set forth in this Section 14.11, the parties will bear their own costs and expenses (including all legal, accounting and investment expenses) incurred prior to the execution and delivery of the Original Agreement.  Notwithstanding the foregoing, whether or not the Company acquires any licenses, (a) upon the filing with the FCC of the short-form application to participate in the Auction, American II shall pay or reimburse NSM for all of NSM’s reasonable out-of-pocket expenses (including legal fees and expenses) incurred in connection with the transactions contemplated hereby (including any such expenses incurred prior to the date of the Original Agreement) and NSM’s proposed participation in the Auction incurred up to such date, up to a maximum aggregate reimbursement of *** and (b) after such payment or reimbursement, American II shall reimburse NSM, from time to time within thirty (30) days of American II’s receipt of a reasonably detailed invoice from NSM, for all of NSM’s reasonable, documented out-of-pocket expenses (including legal fees and expenses) incurred in connection with the transactions contemplated hereby and NSM’s proposed participation in the Auction incurred from and after the date on which such short-form application is filed with the FCC.  In addition, the Company shall (or shall cause the License Company to) pay directly, or shall (or shall cause the License Company to) reimburse the

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Members for, the costs and expenses the Members incur (or have incurred) for the benefit of the Company or the License Company in connection with the License Company’s participation in the Auction (e.g., the cost of bidding facilities and related computer hardware and software); provided that the other Members receive documentation of such expenses in a form reasonably acceptable to such Members, and provided that NSM shall be solely responsible for the investment banking fees and expenses paid or payable to RBC Capital Markets, if any, pursuant to any arrangement entered into by NSM with RBC Capital Markets (it being understood that NSM has not entered into any such arrangement.

Section 14.12.                   Notices

All notices or requests that are required or permitted to be given pursuant to this Agreement shall be given in writing and shall be sent by facsimile transmission, or by first-class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the party to be notified, addressed to such party at the address(es) set forth below, or sent by facsimile to the fax number(s) set forth below, or such other address(es) or fax number(s) as such party may have substituted by written notice (given in accordance with this Section) to the other party.  The sending of such notice with confirmation of receipt of the complete transmission (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by first-class certified mail or by overnight courier service) shall constitute the giving thereof.

If to be given to NSM or the Company:	If to be given to American II:
c/o Doyon, Limited	American AWS-3 Wireless II L.L.C.
Attn: Allen M. Todd, General Counsel	Attn: EVP, Corporate Development

If by overnight courier service: Doyon, Limited 1 Doyon Place, Suite 300 Fairbanks, AK 99701-2941 If by first-class certified mail: Doyon, Limited 1 Doyon Place, Suite 300 Fairbanks, AK 99701-2941	If by overnight courier service: 9601 South Meridian Blvd. Englewood, Colorado 80112 If by first-class certified mail: P.O. Box 6655 Englewood, Colorado 80155

If by facsimile: Fax #: (907) 459-2075	If by facsimile: Fax #: (303) 723-2020

cc: Lowenstein Sandler LLP 1251 Avenue of the Americas	cc: Office of the General Counsel American AWS-3 Wireless II L.L.C.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

New York, NY 10020 Attention: Michael A. Brosse Fax: (973) 422-6841

If by overnight courier service:

Same address as noted above for American II overnight courier delivery

If by first-class certified mail:

Same address as noted above for American II first- class certified mail delivery

If by facsimile:
Fax #: (303) 723-2050

Section 14.13.                   Severability

Subject to Section 14.14, each provision of this Agreement shall be construed as separable and divisible from every other provision and the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision.  In the event that a court or administrative body of competent jurisdiction holds any provision of this Agreement to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration, and shall remain in full force and effect.

Section 14.14.                   Reformation

(a)                                 If the FCC should (i) change any FCC Rule in a manner that would adversely affect the enforceability of this Agreement; (ii) directly or indirectly reject or take action to challenge the enforceability of this Agreement or (iii) take any other steps whatsoever, on its own initiative or by petition from another Person, to challenge or deny the transactions contemplated hereby, or the eligibility of the License Company to hold any of the licenses won in the Auction or the ability of the License Company to realize the Auction Benefits (each, an “Adverse FCC Action”), then the Members shall promptly consult with each other and negotiate in good faith to reform and amend this Agreement so as to eliminate or amend to make unobjectionable any portion that is the subject of any Adverse FCC Action (each, an “Adverse FCC Action Reformation”).  Furthermore, subject to consent in writing by American II, in the event of an Adverse FCC Action, the Members other than American II (the “Non-American II Members”) shall use their best efforts with respect to all aspects of the Adverse FCC Action to agree upon an Adverse FCC Action Reformation with American II; provided, however, that in the event that an element of any such Adverse FCC Action materially adversely impacts the material economic benefits of the Non-American II Members (each, an “Economic Element”), then the Non-American II Members may use commercially reasonable efforts solely with respect

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

to the Economic Element of the Adverse FCC Action to agree upon an Adverse FCC Action Reformation with American II.  None of the Members hereto shall take any action that is reasonably likely to contribute to such Adverse FCC Action.

(b)                                 If the FCC should determine that a portion of this Agreement, after having been reformed pursuant to paragraph (a) above, continues to violate FCC Rules, then such provisions shall be null and void and the remainder of this Agreement shall continue in full force and effect, provided that the relative economic and other rights and benefits expected to be derived by the parties hereunder are preserved.

Section 14.15.                   Relationship of Parties

Each Member shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Members, except as expressly set forth herein.  Except as specifically provided in this Agreement, nothing in this Agreement will constitute a Member as a legal representative or agent of the other Member, nor will a Member have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other Member or hold itself out as agent for the other Member, unless otherwise expressly permitted by such other Member.

Section 14.16.                   No Right to Partition

No Member shall have the right to bring an action for partition against the Company.  Each of the Members hereby irrevocably waives any and all rights which it may have to maintain an action to partition Company property or to compel any sale or transfer thereof.

Section 14.17.                   Construction

(a)                                 The singular includes the plural and the plural includes the singular.

(b)                                 A reference to Applicable Law includes any amendment or modification to such Applicable Law, and all regulations, rulings and other Applicable Law promulgated under such Applicable Law.

(c)                                  A reference to a Person includes its permitted successors and permitted assigns.

(d)                                 Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

(e)                                  The words “include,” “includes” and “including” are not limiting.

(f)                                   Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(g)                                  A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.  Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.  In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.

(h)                                 References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto; (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified from time to time and in effect at any given time.

(i)                                     The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(j)                                    References to “days” shall mean calendar days, unless the term “Business Days” shall be used.  References to a time of day shall mean such time in New York, New York, unless otherwise specified.

(k)                                 The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(l)                                     Each of the parties hereto acknowledges that it has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

(m)                             All section and descriptive headings and the recitals herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement, and no construction or reference shall be derived therefrom.

Section 14.18.                   Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

SIGNATURE PAGE TO LIMITED LIABILITY COMPANY AGREEMENT OF NORTHSTAR SPECTRUM, LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MEMBERS:

AMERICAN AWS-3 WIRELESS II L.L.C.

By:
Name:
Title:

NORTHSTAR MANAGER, LLC

By:	Doyon, Limited, its Manager

By:
Name:
Title:

COMPANY:

NORTHSTAR SPECTRUM, LLC

By:	Northstar Manager, LLC, its Manager
By:	Doyon, Limited, its Manager

By:
Name:
Title:

SIGNATURE PAGE TO
LIMITED LIABILITY COMPANY AGREEMENT OF NORTHSTAR SPECTRUM, LLC

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

SCHEDULE I

***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

EXHIBIT A

INSTRUMENT OF ASSIGNMENT

INSTRUMENT OF ASSIGNMENT, dated as of           , 20        , by and between NORTHSTAR SPECTRUM, LLC, a Delaware limited liability company (“Assignee”), and NORTHSTAR MANAGER, LLC, a Delaware limited liability company (“Assignor”).

This Instrument of Assignment is being executed and delivered pursuant to Section 8.3 of the Limited Liability Company Agreement of Assignee, dated as of September 12, 2014, by and between American AWS-3 Wireless II L.L.C. and Assignor (as such Agreement may have been or may be hereafter amended, modified, supplemented or amended and restated from time to time in accordance with its terms, the “LLC Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the LLC Agreement, including the payment of the Put Price as of the date hereof, and other valuable consideration to Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (capitalized terms used herein without definition herein having the meanings ascribed to them in the LLC Agreement):

1.                                      Assignment.  Assignor does hereby assign, convey, transfer and deliver (such assignment, conveyance, transfer and delivery being referred to herein as “Delivery”) to Assignee, its successors and assigns all of its right, title and interest in and to, free and clear of Liens (other than restrictions imposed pursuant to the LLC Agreement or under any applicable securities laws and other than Liens under or pursuant to the Senior Credit Facility and the other Loan Documents (as defined therein)), its entire Interest in the Company.

2.                                      Representations and Warranties.  Assignor hereby represents and warrants to Assignee that, subject to the FCC Rules, Assignor (a) is the sole beneficial and record owner of the Interests being delivered by it hereby and has good and marketable title thereto, free and clear of all Liens (other than restrictions imposed pursuant to the LLC Agreement or under any applicable securities laws and other than Liens under or pursuant to the Senior Credit Facility and the other Loan Documents (as defined therein)) and (b) has full power and authority to deliver such Interests without conflict with the terms of any Applicable Law, order or material agreement or instrument binding upon it or its assets.

3.                                      Further Assurances.  Each of the parties agrees that at any time and from time to time upon the request of another party hereto, it shall execute and deliver such further documents and shall take such further actions as such other party may at any time or times reasonably request, at the expense of such requesting party, consistent with the provisions hereof in order to carry out and effect the intent and purposes of this Instrument of Assignment, and to vest in Assignee, and put Assignee in possession of, all the Interests and any portion thereof to be delivered hereunder.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

4.                                      Successors.  This Instrument of Assignment is executed by, and shall be binding upon, Assignee and Assignor, and their respective successors and assigns.

5.                                      Counterparts.  This Instrument of Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

6.                                      Governing Law.  This Instrument of Assignment shall be construed in accordance with and governed by the internal laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to principles of conflicts of law provisions of that or of any other state, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned have caused this Instrument of Assignment to be executed as of the day and year first above written.

NORTHSTAR MANAGER, LLC

By:	Doyon, Limited, its Manager

By:
Name:
Title:

NORTHSTAR SPECTRUM, LLC

By:	Northstar Manager, LLC, its Manager
By:	Doyon, Limited, its Manager

By:
Name:
Title:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

FIRST AMENDMENT TO THE

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

NORTHSTAR SPECTRUM, LLC

This First Amendment (“Amendment”) to the First Amended and Restated Limited Liability Company Agreement of Northstar Spectrum, LLC (the “Company”) dated as of October 13, 2014 (the “Agreement”) is made and entered into as of February 12, 2015.

WHEREAS, in connection with the auction designated by the Federal Communications Commission as Auction Number 97 (the “Auction”), Northstar Manager, LLC (“NSM”) and American AWS-3 Wireless II L.L.C. (“American II”), as the members of the Company, desire to modify the schedule and manner in which certain equity contributions are made to the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement on the terms and conditions contained herein.

Notwithstanding Section 2.2(c)(i) and Section 2.2(c)(ii) of the Agreement, the parties hereto have agreed to contribute cash to the equity capital of the Company as follows:

1.              On or prior to February 13, 2015, NSM shall contribute $100,313,836.50 in cash to the equity capital of the Company, and American II shall contribute $568,445,073.50  in cash to the equity capital of the Company, which contributions may be made via direct payment to the FCC on behalf of the License Company, and shall constitute capital contributions under Section 2.2(c) of the Agreement.  For purposes of Section 8.1 of the Agreement, NSM’s $100,313,836.50 capital contribution shall be deemed to have been deposited on February 11, 2015.

2.              On or prior to March 2, 2015, NSM shall contribute $20,641,540.88 in cash to the equity capital of the Company, and American II shall contribute $116,968,731.62 in cash to the equity capital of the Company, which contributions may be made via direct payment to the FCC on behalf of the License Company, and shall constitute capital contributions under Section 2.2(c) of the Agreement.  For purposes of Section 8.1 of the Agreement, NSM’s $20,641,540.88 capital contribution shall be deemed to have been deposited on February 11, 2015.

3.              NSM and American II hereby ratify the $11,430,000.00 capital contribution made by NSM on October 14, 2014 and the $64,770,000.00 capital contribution made by American II on October 15, 2014, both via direct payment to the FCC on behalf of the License Company, as capital contributions under Section 2.2(b) of the Agreement.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

4.              Terms used herein without definition shall have the meanings set forth in the Agreement.  Except as specifically agreed and amended hereby, the Agreement remains in full force and effect.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MEMBERS:

AMERICAN AWS-3 WIRELESS II L.L.C.

By:
Name:
Title:

NORTHSTAR MANAGER, LLC

By:	Doyon, Limited, its Manager

By:
Name:
Title:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.